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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CF INDUSTRIES HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Form, Schedule or Registration Statement No.:
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PRELIMINARY COPIES—SUBJECT TO COMPLETION

                        , 2014

Dear Stockholder:

We cordially invite you to attend the 2014 annual meeting of stockholders of CF Industries Holdings, Inc. (the "Annual Meeting"). The Annual Meeting will be held on              ,               , 2014, commencing at 10:00 a.m., local time, adjacent to our corporate headquarters at 3 Parkway North, Suite 400, Deerfield, Illinois 60015.

At the Annual Meeting, stockholders will vote on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and any other business matters properly brought before the Annual Meeting. Please take the time to read the Notice of Annual Meeting and Proxy Statement carefully.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Stephen R. Wilson	W. Anthony Will
Non-Executive Chairman of the Board	President and Chief Executive Officer

PRELIMINARY COPIES—SUBJECT TO COMPLETION

Notice of Annual Meeting
CF Industries Holdings, Inc.
Four Parkway North, Suite 400
Deerfield, Illinois 60015-2590

Dear Stockholder:

The 2014 annual meeting of stockholders of CF Industries Holdings, Inc. will be held on            ,            , 2014, commencing at 10:00 a.m., local time, adjacent to our corporate headquarters at 3 Parkway North, Suite 400, Deerfield, Illinois 60015 (the "Annual Meeting"). The close of business on                , 2014 is the record date for determining stockholders entitled to vote at the Annual Meeting. A list of these stockholders will be available in our corporate headquarters at the above address before the Annual Meeting.

At the Annual Meeting, stockholders will be asked to:

•
elect five members of the board of directors;

•
approve three amendments to our Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions;

•
approve an amendment to our Amended and Restated Certificate of Incorporation to grant holders of not less than 25% of our outstanding common stock the right to call a special meeting of stockholders;

•
consider and approve an advisory resolution regarding the compensation of our named executive officers;

•
approve our new 2014 Equity and Incentive Plan;

•
ratify the selection of KPMG LLP as our independent registered public accounting firm for 2014; and

•
consider any other business properly brought before the Annual Meeting.

Your vote is important. Please vote your shares promptly so that your shares will be represented whether or not you attend the Annual Meeting. To vote your shares, you may use the Internet or call the toll-free telephone number as described on your Notice of Internet Availability of Proxy Materials or complete, sign, date, and return your proxy card.

By order of the board of directors,

Douglas C. Barnard
 Senior Vice President, General Counsel, and Secretary

                        , 2014

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to Be Held on                , 2014.

About the Annual Meeting	1
Proposal 1: Election of Directors	5
Directors and Director Nominees	5
Executive Officers	8
Proposal 2: Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions From Article V (Removal of Directors)	10
Proposal 3: Approval of An Amendment to Our Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions From Article X (Amendment of Bylaws)	10
Proposal 4: Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions From Article XI (Certain Amendments to Certificate of Incorporation)	10
Proposal 5: Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Grant Holders of Not Less Than 25% of Our Outstanding Common Stock the Right to Call a Special Meeting of Stockholders	11
Corporate Governance	14
Common Stock Ownership	19
Proposal 6: Advisory Vote on Compensation of Named Executive Officers ("Say on Pay")	22
Proposal 7: Approval of Our 2014 Equity and Incentive Plan	23
Compensation Discussion and Analysis	32
Compensation and Benefits Risk Analysis	48
Compensation Committee Report	48
Executive Compensation	50
Director Compensation	61
Policy Regarding Related Person Transactions	62
Proposal 8: Ratification of Selection of Independent Auditor	64
Audit and Non-audit Fees	64
Pre-approval of Audit and Non-audit Services	64
Auditor Independence	65
Audit Committee Report	66
Additional Information	66
Appendix A—Form of Second Amended and Restated Certificate of Incorporation	A-1
Appendix B—Form of Amendment to Amended and Restated Bylaws	B-1
Appendix C—CF Industries Holdings, Inc. 2014 Equity And Incentive Plan	C-1

PRELIMINARY COPIES—SUBJECT TO COMPLETION

Proxy Statement
CF Industries Holdings, Inc.
Four Parkway North, Suite 400
Deerfield, Illinois 60015-2590

ABOUT THE ANNUAL MEETING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors (the "Board") of CF Industries Holdings, Inc., a Delaware corporation ("CF Industries," and variously the "company," "we," "us," or "our"), of proxies to be voted at our 2014 annual meeting of stockholders and at any adjournment or postponement of such meeting (the "Annual Meeting").

You are invited to attend the Annual Meeting on            ,            , 2014, commencing at 10:00 a.m., local time. The Annual Meeting will be held adjacent to our corporate headquarters at 3 Parkway North, Suite 400, Deerfield, Illinois 60015.

These proxy materials were first sent or made available to stockholders on or about                , 2014.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), the company has elected to provide access to its proxy materials via the Internet. Accordingly, the company is sending a Notice of Internet Availability of Proxy Materials (the "Notice") to the company's stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the expenses incurred by the company with respect to its annual meetings.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

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View on the Internet the company's proxy materials for the Annual Meeting; and

•
Instruct the company to send future proxy materials to you by email.

Choosing to receive future proxy materials by email will save the company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What will be voted on at the Annual Meeting?

At the Annual Meeting, stockholders will be asked to:

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elect as directors the five nominees named in this Proxy Statement;

•
approve three amendments to our Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions;

•
approve an amendment to our Amended and Restated Certificate of Incorporation to grant holders of not less than 25% of our outstanding common stock the right to call a special meeting of stockholders;

•
consider and approve an advisory resolution regarding the compensation of our named executive officers;

•
approve our new 2014 Equity Incentive Plan;

•
ratify the selection of KPMG LLP ("KPMG") as our independent registered public accounting firm for 2014; and

•
consider any other business properly brought before the Annual Meeting.

How many votes do I have?

You will have one vote for every share of CF Industries common stock you owned on                , 2014 (the record date). If you were a stockholder of record as of the record date, you will retain your right to vote, even if you sell your shares after the record date.

How many votes can be cast by all stockholders?

The total number of votes that can be cast by all stockholders is                , consisting of one vote for each share of common stock that was outstanding on the record date. There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

A majority of the votes that can be cast must be present for us to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting, so that we will know as soon as possible that enough votes will be present.

How do I vote?

You can vote either in person at the Annual Meeting or by proxy, whether or not you attend the Annual Meeting.

To vote by proxy, you must either:

•
if you request printed copies of the proxy materials, fill out the proxy card, date and sign it, and return it in the postage-paid envelope included with the printed materials;

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call the toll-free telephone number on the Internet site listed on the Notice and proxy card; or

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use the Internet site listed on the Notice and proxy card.

The telephone and Internet voting procedures set forth on the Notice and proxy card are designed to authenticate stockholders' identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been properly recorded. If you vote by telephone or through the Internet, you should not return your proxy card.

To ensure that your vote is counted, please remember to submit your vote so that we receive it at least one business day prior to the            ,             , 2014 Annual Meeting.

If you hold your CF Industries common stock in "street name" with a bank, brokerage firm, dealer, trust company, or other nominee, only they can exercise your right to vote with respect to your shares. Please follow the instructions provided to you by your bank, brokerage firm, dealer, trust company, or other nominee to authorize a proxy to vote your shares. If you want to vote in person at the Annual Meeting and you hold your stock in street name, you must obtain a "legal" proxy from your broker and bring that proxy to the Annual Meeting.

 Can I change my vote?

Yes. You may revoke your proxy at any time before it is voted at the annual meeting by either:

•
sending a new proxy card with a later date;

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sending a written notice of revocation to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement;

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voting by telephone or through the Internet at a later date; or

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attending the Annual Meeting, requesting that your previously submitted proxy not be used, and voting in person.

What if I don't specify how my shares are to be voted?

Whether you vote by mail, telephone, or the Internet, your shares will be voted in accordance with your instructions. If you return a signed proxy card without indicating your vote or when voting on the Internet or by telephone you indicate that you wish to vote as recommended by the Board, your shares will be voted:

•
FOR the election of the five director nominees named in this Proxy Statement,

•
FOR each of the three amendments to our Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions,

•
FOR the amendment to our Amended and Restated Certificate of Incorporation to grant holders of not less than 25% of our outstanding common stock the right to call a special meeting of stockholders,

•
FOR the advisory resolution on the compensation of our named executive officers,

•
FOR the approval our new 2014 Equity and Incentive Plan, and

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FOR ratification of the selection of KPMG as our independent registered public accounting firm for 2014.

How many votes are required to elect directors and to adopt the other proposals?

With respect to Proposal 1, in December 2012, the Board adopted an amendment to the company's bylaws to change the voting standard for the election of directors in uncontested elections from plurality to a majority of the votes cast. An "uncontested election of directors" means an election of directors in which, as of the date that is fourteen days in advance of the date we file our definitive proxy statement with the SEC, the number of candidates for election does not exceed the number of directors to be elected by the stockholders at that election. In accordance with procedures set forth in the company's corporate governance guidelines, any incumbent director (including the five nominees standing for election at the Annual Meeting) who fails to receive a majority of votes cast in an uncontested election will be required to tender his or her resignation for consideration by the company's corporate governance and nominating committee. The corporate governance and nominating committee will consider the resignation and, within 45 days following the date of the applicable annual meeting, make a recommendation to the Board concerning the acceptance or rejection of the resignation. The Board will then take formal action on the corporate governance and nominating committee's recommendation no later than 90 days following the date of the annual meeting. Following the Board's decision on the committee's recommendation, we will publicly disclose the Board's decision, together with an explanation of the process by which the decision was made and, if applicable, the Board's reason or reasons for rejecting the tendered resignation.

For each of Proposals 2, 3, 4 and 5, approval of amendments to our Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least two-thirds of the voting power of our issued and outstanding common stock.

For each of Proposals 6, 7 and 8 and any other matter properly brought before the meeting, an affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required in order to approve such proposal.

Can my shares be voted if I don't vote by proxy and don't attend the Annual Meeting?

If you are a stockholder of record, you can vote by proxy or by attending the Annual Meeting and voting in person. If you don't vote your shares held in street name, your broker can vote your shares on the ratification of the selection of KPMG as our independent registered public accounting firm. Your broker is not permitted to vote your shares on the election of the director nominees, the amendments to our Amended and Restated Certificate of Incorporation, or any other matter on the agenda, other than the ratification of the selection of KPMG as our independent registered accounting firm, without receiving instructions from you. This is referred to as a "broker non-vote." If you hold your shares in your own name, you must vote such shares in person or by proxy or they will not be voted.

How are my votes counted?

You may either vote for or against or you may abstain with respect to the election of each nominee for the Board. If you abstain with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will not be counted as votes cast with respect to the election of such nominee and, accordingly, will have no effect on the election of that nominee. You may vote for or against or you may abstain on the approval of any other matter on the agenda. If you abstain from voting on any of these other matters on the agenda, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal. Broker non-votes on any matter will be counted for purposes of establishing a quorum. Broker non-votes on Proposals 2, 3, 4 and 5 will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of Proposals 1, 6, and 7.

Could other matters be decided at the Annual Meeting?

We don't know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the Annual Meeting is postponed, adjourned, or delayed?

Your proxy will still be good and may be voted at the postponed, adjourned, or delayed meeting. You will still be able to change or revoke your proxy until it is voted.

What procedures must I follow to attend the Annual Meeting?

You will need proof of ownership of CF Industries stock to enter the Annual Meeting. When you arrive at the Annual Meeting, you may be asked to present photo identification, such as a driver's license. This will suffice if you hold your shares in your own name. If you hold your stock through a securities broker (that is, in street name), a recent brokerage statement or letter from your broker is an example of proof that you are the beneficial owner of such shares. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board has historically been divided into three classes, with one class of directors being elected for a three-year term at each annual meeting of stockholders. There are currently three directors in each of class I, class II and class III. Immediately following the 2014 Annual Meeting, the size of the Board will be reduced to eight directors and there will be two directors in class III. At our 2013 annual meeting of stockholders (the "2013 Annual Meeting"), the stockholders approved an amendment to our Amended and Restated Certificate of Incorporation (the "Charter") to phase out the classification of the Board over a three-year period, with the phase-out being accomplished as follows: (i) class I directors will serve out their current three-year term and will stand for election at the 2015 annual meeting of stockholders (the "2015 Annual Meeting") for a one-year term; (ii) class II directors stood for election at the 2013 Annual Meeting for a one-year term and are up for election at the Annual Meeting for a one-year term; and (iii) class III directors are up for election at the Annual Meeting for a one-year term. At and after the 2015 Annual Meeting, the Board will be completely declassified and all directors will be subject to annual election to one-year terms.

At the Annual Meeting, the three members of class II and two members of class III are up for election. The Board has unanimously proposed Robert C. Arzbaecher, William Davisson, Stephen J. Hagge, Robert G. Kuhbach and Edward A. Schmitt as nominees for re-election as directors at the Annual Meeting.

Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable to serve, an event that the Board does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person as the Board may recommend. Unless otherwise instructed, we will vote all proxies we receive FOR Messrs. Arzbaecher, Davisson, Hagge, Kuhbach and Schmitt.

The Board unanimously recommends that you vote FOR the election of the nominees presented in Proposal 1.

 DIRECTORS AND DIRECTOR NOMINEES

Set forth below is certain biographical information for the nominees to become class II and class III directors and for those members of the Board whose terms expire after the Annual Meeting.

Name	Age	Position	Class
W. Anthony Will	48	President, Chief Executive Officer and Director	I
Robert C. Arzbaecher	54	Director and Nominee	II
William Davisson	66	Director and Nominee	III
Stephen A. Furbacher	66	Director	I
Stephen J. Hagge	62	Director and Nominee	II
John D. Johnson	65	Director	I
Robert G. Kuhbach	66	Director and Nominee	III
Edward A. Schmitt	67	Director and Nominee	II

W. Anthony Will has served as our president and chief executive officer and as a member of our Board since January 2014. He was previously our senior vice president, manufacturing and distribution, from January 2012 to January 2014, our vice president, manufacturing and distribution, from March 2009 to December 2011 and our vice president, corporate development, from April 2007 to March 2009. Mr. Will has also served as the chairman, president and chief executive officer of TNGP since January 2014 and was previously the senior vice president, manufacturing and distribution, of TNGP from

January 2012 to January 2014, and the vice president, manufacturing and distribution, of TNGP from April 2010 to January 2012. He has served as a director of TNGP since June 2010. Before joining us, Mr. Will was a partner at Accenture Ltd., a global management consulting, technology services, and outsourcing company. Earlier in his career, he held positions as vice president, business development at Sears, Roebuck and Company and vice president, strategy and corporate development at Fort James Corporation. Prior to that, Will was a manager with the Boston Consulting Group, a global management consulting firm. Mr. Will holds a B.S. degree in electrical engineering from Iowa State University and an M.M. degree (M.B.A.) from the Kellogg Graduate School of Management at Northwestern University.

Robert C. Arzbaecher has been a member of our Board since August 2005 and serves as the chairman of our compensation committee and as a member of our audit committee. Mr. Arzbaecher has served as chairman of the board of Actuant Corporation, a manufacturer and marketer of industrial products and systems, since 2001 and served as president and chief executive officer of Actuant from 2000 until January 2014. From 1992 until 2000, he held various financial positions with Applied Power, Inc., Actuant's predecessor, the most recent of which was chief financial officer. Prior to 1992, Mr. Arzbaecher held various financial positions with Grabill Aerospace, Farley Industries, and Grant Thornton, a public accounting firm. Mr. Arzbaecher is a certified public accountant, and he is also a director of Fiduciary Management, Inc. mutual funds.

William Davisson has been a member of our Board since August 2005 and is a member of our audit and corporate governance and nominating committees. Mr. Davisson served as the chief executive officer of GROWMARK, Inc., an agricultural cooperative system, from 1998 through 2010. GROWMARK was an owner of our predecessor company, CF Industries, Inc., before our initial public offering ("IPO") in August 2005, and GROWMARK remains one of our largest customers. From 1998 to 2005, Mr. Davisson served as a member of the board of directors of CF Industries, Inc., and he was chairman of the board of directors of CF Industries, Inc. from 2002 to 2004. Mr. Davisson worked in the GROWMARK system his entire career, from 1970 through 2010, and he is a certified public accountant.

Stephen A. Furbacher has been a member of our Board since July 2007 and is a member of our compensation and corporate governance and nominating committees. Mr. Furbacher is also our lead independent director. Mr. Furbacher served as president and chief operating officer of Dynegy Inc., a provider of wholesale power, capacity, and ancillary services to utilities, cooperatives, municipalities, and other energy companies, from August 2005 until December 2007 and as executive vice president of Dynegy's previously owned natural gas liquids business segment from September 1996 to August 2005. He joined Dynegy in May 1996, just prior to Dynegy's acquisition of Chevron's midstream business. Before joining Dynegy, Mr. Furbacher served as President of Warren Petroleum Company, the natural gas liquids division of Chevron U.S.A. He began his career with Chevron in August 1973 and served in positions of increasing responsibility before being named President of Warren Petroleum Company in July 1994. Mr. Furbacher serves as chief executive officer and president of GTBC, LLC, which operates Grand Teton Brewing Company.

Stephen J. Hagge has been a member of our Board since June 2010 and is a member of our audit and compensation committees. Mr. Hagge has served as the president and chief executive officer of AptarGroup, Inc., a leading global supplier of innovative dispensing systems for the fragrance/cosmetic, personal care, pharmaceutical, household, and food/beverage markets, since 2012. He served as chief operating officer of AptarGroup from 2008 to 2011, as chief financial officer of AptarGroup from 1993 to 2011 and as an executive vice president and secretary of AptarGroup from 1993 to 2011. Mr. Hagge has served as a director of AptarGroup since 2001.

John D. Johnson has been a member of our Board since August 2005 and is a member of our compensation and corporate governance and nominating committees. Mr. Johnson served as the president and chief executive officer of CHS Inc. (formerly Cenex Harvest States), a diversified energy, grains, and foods company, from 2000 through 2010. CHS was an owner of our predecessor company, CF Industries, Inc., before our IPO in August 2005, and CHS remains one of our largest customers. From 2000 to 2005, Mr. Johnson served as a member of the board of directors of CF Industries, Inc., and he was chairman of the board of directors of CF Industries, Inc. from 2004 to 2005. Mr. Johnson joined Harvest States, a predecessor to CHS, in 1976, and served as president and chief executive officer of Harvest States from 1995 to 1998. From 1998 to 2000, Mr. Johnson served as general manager and president of CHS. Mr. Johnson served as a director of Gold Kist Holdings Inc. from 2004 to 2007.

Robert G. Kuhbach has been a member of our Board since February 2011 and serves as the chairman of our audit committee and as a member of our corporate governance and nominating committee. Mr. Kuhbach served as the senior vice president, general counsel and corporate secretary of Pall Corporation, a global manufacturer of filtration, separation and purification products, from January 2011 until June 2012. Mr. Kuhbach held various positions with Dover Corporation, a world-wide, diversified manufacturer of industrial products, from 1993 through 2009, including vice president—finance and chief financial officer from November 2002 through July 2009 and vice president, general counsel, and secretary from February 1993 through December 2002.

Edward A. Schmitt has been a member of our Board since August 2005 and serves as the chairman of our corporate governance and nominating committee and as a member of our compensation committee. Mr. Schmitt served as chairman of the board, chief executive officer, and president of Georgia Gulf Corporation, a major manufacturer of chemical products, from 2001 until 2008. From 1985 until 2001, he held various manufacturing and executive positions with Georgia Gulf, including executive vice president, president, and chief executive officer. Prior to 1985, Mr. Schmitt held manufacturing and engineering positions with Georgia Pacific Corporation (Georgia Gulf was created in 1985 from Georgia Pacific's commodity chemicals division), Allied Chemical Corporation, and the Aluminum Company of America. Mr. Schmitt served as a director of Georgia Gulf from 1998 to 2008.

Set forth below is a table with certain additional information regarding specific experiences, qualifications, attributes, and skills of our directors and director nominees that highlight their qualification to serve as directors of CF Industries. A description of the general experiences, qualifications, attributes, and skills our corporate governance and nominating committee considers in recommending director nominees to our Board, and has in the past determined each of our Board members to possess, are set forth below under the heading "Nominations of Director Candidates."

Name	CEO Experience	Other Public Boards	Related Industry	International Experience	Functional Background
W. Anthony Will	Current		Fertilizer		Operations
Robert C. Arzbaecher	Former	Own/Outside		Indirect	Financial
William Davisson	Former		Agriculture		Financial
Stephen A. Furbacher			Energy		Operations
Stephen J. Hagge	Current	Own		Indirect	Ops/Fin
John D. Johnson	Former	Outside	Agriculture	Indirect	Operations
Robert G. Kuhbach		Own		Indirect	Fin/Legal
Edward A. Schmitt	Former	Own	Chemicals		Operations

EXECUTIVE OFFICERS

Set forth below is certain biographical information for our executive officers other than Mr. Will (whose biographical information as a director appears above).

Douglas C. Barnard (age 55) has served as our senior vice president, general counsel, and secretary since January 1, 2012 and was previously our vice president, general counsel, and secretary from January 2004 to December 2011. Mr. Barnard has also served as the senior vice president, general counsel, and corporate secretary of TNGP since January 2012 and was previously the vice president, general counsel, and corporate secretary of TNGP from April 2010 to January 2012. He has served as a director of TNGP since June 2010. Prior to joining CF Industries in January 2004, Mr. Barnard had been an executive vice president and general counsel of Bcom3 Group, Inc., an advertising and marketing communication services group. Earlier in his career Mr. Barnard was a partner in the law firm of Kirkland and Ellis and, prior to that, a vice president, general counsel, and secretary of LifeStyle Furnishings International Ltd., a manufacturer and distributor of residential furniture and decorative fabrics. He holds a B.S. degree from the Massachusetts Institute of Technology, a J.D. degree from the University of Minnesota, and an M.B.A. degree from the University of Chicago.

Christopher D. Bohn (age 46) has served as our vice president, supply chain, since January 2014. He was previously our vice president, corporate planning, from October 2010 to January 2014 and our director, corporate planning and analysis, from September 2009 to October 2010. Mr. Bohn has also served as the vice president, supply chain, of TNGP since January 2, 2014 and was previously the vice president, corporate planning, of TNGP from October 2010 to January 2014. Prior to joining CF Industries, Mr. Bohn served as chief financial officer for Hess Print Solutions from August 2007 to September 2009. Earlier in his career, Mr. Bohn was vice president global financial planning and analysis for Merisant Worldwide, Inc. He holds a B.S. degree in finance from Indiana University and an M.M. degree (M.B.A.) from the Kellogg Graduate School of Management at Northwestern University.

Bert A. Frost (age 49) has served as our senior vice president, sales and market development, since January 1, 2012 and was previously our vice president, sales and market development, from January 2009 to December 2011. Mr. Frost has also served as the senior vice president, sales and market development, of TNGP since January 2012 and was previously vice president, sales and market development, of TNGP from April 2010 to January 2012. Before joining us in November 2008, Mr. Frost spent over 13 years with Archer Daniels Midland Company, where he served most recently as Managing Director—International Fertilizer/Inputs from June 2008 to November 2008 and Director—Fertilizer, Logistics and Ports Divisions, ADM—Brazil from April 2000 to June 2008. Earlier in his career, Mr. Frost held positions of increasing responsibility at Archer Daniels Midland and Koch Industries, Inc. He holds a B.S. degree from Kansas State University and he is a graduate of the Harvard Business School's Advanced Management Program.

Adam Hall (age 39) has served as our vice president, corporate development, since June 2013. Mr. Hall has also served as the vice president, corporate development, of TNGP since June 2013. Before joining us, Mr. Hall spent 4 years with Bunge Limited, where he served as executive director, corporate strategy and development, from August 2010 to May 2013, where he led global strategy, mergers and acquisitions and the development of new growth initiatives, and director of global strategy and business development, sugar and bioenergy, from August 2009 to August 2010. Prior to his most recent role with Bunge, he worked in a number of countries in positions with several international companies, including, as a manager at Bain & Company, a global management consulting firm, from January 2008 to August 2009, and as a consultant at LEK Consulting, a global strategy consulting firm, from February 1999 to May 2002. Mr. Hall began his career as a corporate attorney with the law firm of Clayton Utz in Perth, Australia. He earned undergraduate degrees in law and commerce from the University of Western Australia and an M.B.A. degree from Harvard Business School.

Richard A. Hoker (age 49) has served as our vice president and corporate controller since November 2007. Mr. Hoker has also served as the vice president and corporate controller of TNGP since April

2010 and as a director of TNGP since January 2014. Mr. Hoker previously served as a director of TNGP from September 2010 until August 2011. Before joining us, Mr. Hoker spent over 11 years with Sara Lee Corporation, where he served most recently as vice president and controller from January 2007 to November 2007 and principal accounting officer from July 2007 to November 2007. Prior to being named controller, Mr. Hoker held other financial management positions of increasing responsibility at Sara Lee. Prior to joining Sara Lee, Mr. Hoker was a member of the financial advisory services consulting group at Coopers & Lybrand LLP in Chicago (now PricewaterhouseCoopers) and previously led teams in the firm's audit practice. Mr. Hoker holds a B.S. degree in accounting from DePaul University and an M.B.A. degree in finance and accounting from the University of Chicago. He is also a certified public accountant.

Wendy S. Jablow Spertus (age 51) has served as our senior vice president, human resources, since January 1, 2012 and was previously our vice president, human resources, from August 2007 to December 2011. Ms. Jablow Spertus has also served as the senior vice president, human resources, of TNGP since January 2012 and was previously vice president, human resources, of TNGP from April 2010 to January 2012. Prior to joining us, Ms. Jablow Spertus served as the chief human resources officer of Fenwal, Inc., a medical device manufacturer. Earlier in her career, Ms. Jablow Spertus spent eight years with Ideal Industries, Inc., an electrical equipment manufacturer and technology design company, where she served as vice president, human resources and administration. During much of her time at Ideal Industries, Ms. Jablow Spertus held a concurrent position as vice president and general manager of Ideal Industries' DataComm business unit. Ms. Jablow Spertus holds a B.S. in economics from the Wharton School at the University of Pennsylvania and an M.B.A. degree from the University of Michigan. She is also a certified public accountant.

Dennis P. Kelleher (age 50) has served as our senior vice president and chief financial officer since August 2011. Mr. Kelleher has also served as a director and as the senior vice president and chief financial officer of TNGP since August 2011. Before joining us, Mr. Kelleher served as vice president, portfolio and strategy for BP plc's upstream business. From 2007 to 2010, Mr. Kelleher served as chief financial officer for Pan American Energy LLC. From 2005 to 2007, Mr. Kelleher served as vice president, planning and performance management for BP plc's upstream business. Mr. Kelleher was employed as a senior accountant at Arthur Andersen & Co. early in his career. He holds a B.S. degree in accountancy from the University of Illinois and an M.M. degree (M.B.A.) from the Kellogg Graduate School of Management at Northwestern University. He is a certified public accountant.

Philipp P. Koch (age 62) has served as our senior vice president, manufacturing, since January 2014. He was previously our senior vice president, supply chain, from January 2012 to January 2014, our vice president, supply chain, from January 2008 to December 2011 and our vice president, raw materials procurement, from July 2003 to January 2008. Mr. Koch has also served as the senior vice president, manufacturing, of TNGP since January 2014 and was previously the senior vice president, supply chain, of TNGP from January 2012 to January 2014 and the vice president, supply chain, of TNGP from April 2010 to January 2012. Before joining us, Mr. Koch spent nearly 25 years in the energy industry with Amoco Corporation and BP plc from January 1980 to July 2003. Mr. Koch has a B.A. degree from Greenville College and an M.B.A. degree from DePaul University.

 PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS FROM ARTICLE V (REMOVAL OF DIRECTORS)

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS FROM ARTICLE X (AMENDMENT OF BYLAWS)

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS FROM ARTICLE XI (CERTAIN AMENDMENTS TO CERTIFICATE OF INCORPORATION)

Our Board is committed to good corporate governance and has carefully considered the advantages and disadvantages of supermajority voting provisions. Currently, our Charter and Amended and Restated Bylaws (the "Bylaws") contain certain provisions that require the affirmative vote of the holders of at least two-thirds of the shares outstanding to take action (the "Supermajority Voting Provisions"), as described below.

Supermajority voting requirements are intended to facilitate corporate governance stability by requiring broad stockholder consensus to effect certain changes. However, some investors view supermajority voting provisions as conflicting with principles of good corporate governance. These investors assert that the elimination of supermajority voting provisions in a company's constituent documents increases a board's accountability to stockholders and provides stockholders greater ability to participate in the corporate governance of the company.

After a stockholder proposal regarding simple majority voting received a majority of votes cast in person or by proxy at the 2013 Annual Meeting, the Board instructed management to obtain the input of the company's largest stockholders on this important governance issue. After careful deliberation, including consideration of this stockholder input, the Board has determined that the elimination of the Supermajority Voting Provisions from our Charter and Bylaws is in the best interests of CF Industries and its stockholders. The Board has determined that, unless otherwise required by Delaware law, the appropriate voting standard to replace all Supermajority Voting Provisions is a majority vote standard, which requires the affirmative vote of the holders of a majority of the total number of votes of the company's capital stock represented and entitled to vote at any meeting of the stockholders, voting as a single class, to take action. Our Board believes that adopting this standard in place of the Supermajority Voting Provisions balances the opportunity for stockholders to participate meaningfully in the corporate governance of the company with the desire to protect the interest of all stockholders from action that may only be in the interest of a small percentage of stockholders.

The Board has unanimously adopted and is submitting for stockholder approval three amendments to our Charter that would eliminate the Supermajority Voting Provisions contained therein. Each of the three proposed amendments will be voted on separately and the effectiveness of any proposed amendment is not conditioned on the approval of any other proposed amendment. Proposal 2 relates to an amendment to Article V of our Charter, Proposal 3 relates to an amendment to Article X of our Charter and Proposal 4 relates to an amendment to Article XI of our Charter. The full text of the proposed amendments to Article V, Article X and Article XI are set forth in Appendix A to this proxy statement. The general description of provisions of the Charter and the proposed amendments to Article V, Article X and Article XI of the Charter set forth herein are qualified in their entirety by reference to the text of Appendix A.

Promptly following the Annual Meeting, the Charter will be amended to incorporate each amendment that receives stockholder approval.

 Proposal 2

The following is a brief description of the proposed amendment to Article V of the Charter.

  Article V of the Charter, which currently requires the affirmative vote of the holders of at least two-thirds of shares outstanding to remove directors for cause until the 2015 annual meeting of stockholders, will be amended to provide that removal of directors for cause until the 2015 annual meeting of stockholders may be effected by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

This voting standard is already included in the Charter for removal of directors, with or without cause, at and following the 2015 annual meeting of stockholders. Subject to stockholder approval of Proposal 2, promptly following the Annual Meeting, the Board will amend our Bylaws to eliminate a corresponding Supermajority Voting Provision contained in the Bylaws.

The Board unanimously recommends that you vote FOR Proposal 2.

Proposal 3

The following is a brief description of the proposed amendment to Article X of the Charter.

  Article X of the Charter, which currently requires the affirmative vote of the holders of at least two-thirds of shares outstanding to adopt, amend, alter, change or repeal the company's Bylaws, will be amended to provide for such changes to be effected by the affirmative vote of the holders of a majority of the voting power of the company's then issued and outstanding capital stock entitled to vote generally at an election of directors.

Subject to stockholder approval of Proposal 3, promptly following the Annual Meeting, the Board will amend our Bylaws to eliminate a corresponding Supermajority Voting Provision contained in the Bylaws.

The Board unanimously recommends that you vote FOR Proposal 3.

Proposal 4

The following is a brief description of the proposed amendment to Article XI of the Charter.

  Provisions of Article XI of the Charter which require the affirmative vote of the holders of at least two-thirds of the shares outstanding to amend, alter, change or repeal, or adopt any provision inconsistent with Article V of the Charter (addressing director elections and related matters), Article VIII of the Charter (addressing stockholder action), Article IX of the Charter (addressing stockholder meetings) Article X of the Charter (addressing bylaw amendments and related matters) or Article XI of the Charter (addressing charter amendments and related matters) will be eliminated.

The Board unanimously recommends that you vote FOR Proposal 4.

PROPOSAL 5: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO GRANT HOLDERS OF NOT LESS THAN 25% OF OUR OUTSTANDING COMMON STOCK THE RIGHT TO CALL A SPECIAL MEETING OF STOCKHOLDERS

The Charter and Bylaws currently provide that a special meeting of stockholders may only be called by the chairman of the Board, the president of the company or the Board. As part of the Board's ongoing review of corporate governance practices, the Board has carefully reviewed the advantages and disadvantages of giving stockholders the opportunity to call special meetings. Our Board believes that special meetings should only be called to consider extraordinary events that are of interest to a broad base of stockholders and that cannot be delayed until the next annual meeting. Organizing and preparing for a special meeting involves significant management commitments and imposes substantial legal, administrative and distribution costs on the company. However, our Board understands that allowing stockholders the right to call special meetings is consistent with evolving corporate governance practices and recognizes that this practice can enhance stockholder rights and Board accountability.

After careful consideration, the Board determined that holders of record of at least twenty-five percent (25%) of the voting power of all outstanding shares of common stock of the company should be permitted to require the company to call a special meeting of stockholders. The Board believes that establishing a 25% ownership threshold, together with certain procedural requirements and limitations that have been adopted by our Board for inclusion in our Bylaws, strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders could request one or more special meetings that could result in unnecessary financial expense and disruption to the company's business.

The Board has unanimously adopted and is submitting for stockholder approval an amendment to Article IX of the Charter (the "Special Meeting Charter Amendment"), attached as Appendix A to this proxy statement. Subject to stockholder approval, promptly following the Annual Meeting, the Charter will be amended to include the Special Meeting Charter Amendment. Our Board has approved, subject to stockholder approval of the Special Meeting Charter Amendment, corresponding changes to our Bylaws to establish the procedures that stockholders must comply with in order to require the secretary to call a special meeting (the "Special Meeting Bylaw Amendment"). The Special Meeting Bylaw Amendment does not require any stockholder action. If our stockholders do not approve the Special Meeting Charter Amendment, the Special Meeting Bylaw Amendment will not take effect.

Amendment to Charter

The Special Meeting Charter Amendment will provide that holders of at least 25% of the voting power of all outstanding shares of common stock of the company may require the company to call a special meeting of stockholders, subject to applicable provisions of the Bylaws (described below). The foregoing general description of the Special Meeting Charter Amendment is qualified in its entirety by reference to the text of Appendix A.

Amendments to Bylaws

The 25% threshold will be calculated and determined in accordance with the Special Meeting Bylaw Amendment and will determine voting power by reference to record ownership. In particular, only "net long" shares (as defined in the Special Meeting Bylaw Amendment) will be counted toward the 25% threshold. In addition, the Special Meeting Bylaw Amendment will establish the procedures by which stockholders may require the secretary to call a special meeting. The Special Meeting Bylaw Amendment imposes certain procedural requirements on stockholders requesting such a meeting (including the provision of the same information required for stockholder proposals and board nominees at annual meetings under the company's advance notice bylaw provisions). The Special Meeting Bylaw Amendment would also impose qualifications designed to prevent duplicative and unnecessary meetings by eliminating proposals that, among other things:

•
are not proper subjects for stockholder action under applicable law;

•
are received during the period beginning 90 days prior to the first anniversary of the prior annual meeting of stockholders and ending on the date of the next annual meeting of stockholders;

•
are substantially similar to another item, other than the election or removal of directors, that was presented at a meeting of stockholders held within the prior 12 months;

•
are for the election or removal of directors and a similar item was presented at a meeting of stockholders held within the prior 90 days; or

•
are substantially similar to another item that is included in our notice as an item of business to be brought before a stockholder meeting that has been called but not yet held or that is called for a date within 120 days of the receipt of the request.

The general description of the Special Meeting Bylaw Amendment set forth above is qualified in its entirety by reference to the text of the Special Meeting Bylaw Amendment attached as Appendix B to this proxy statement.

The Board unanimously recommends that you vote FOR Proposal 5.

CORPORATE GOVERNANCE

Our Board has adopted corporate governance guidelines. According to these guidelines, the business and affairs of CF Industries shall be managed by or under the direction of our Board. The Board's goal is to build long-term value for our stockholders and assure the vitality of the company for our customers and employees and the other individuals and organizations who depend on us. A copy of our corporate governance guidelines is available to stockholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement.

Director Independence

Our Board has made an affirmative determination that the following seven directors have no material relationship with CF Industries or any of its subsidiaries (other than being a director and stockholder of CF Industries) and, accordingly, meet the applicable requirements for "independence" set forth in the corporate governance standards of the New York Stock Exchange (the "NYSE"): Robert C. Arzbaecher, William Davisson, Stephen A. Furbacher, Stephen J. Hagge, John D. Johnson, Robert G. Kuhbach, and Edward A. Schmitt.

Leadership of the Board

Stephen R. Wilson has served as our Board chairman since our initial public offering in August 2005. Mr. Wilson also served as our president and chief executive officer from August 2005 to January 2014. Our non-management directors asked Mr. Wilson to serve as non-executive chairman of the Board following his retirement as president and chief executive officer of the company in order to utilize Mr. Wilson's extensive experience and knowledge regarding CF Industries and to provide continuity during the chief executive officer transition. Our non-management directors selected Stephen A. Furbacher to serve as our Board chairman effective immediately following the 2014 Annual Meeting. Mr. Furbacher was selected because of his contributions to the leadership of the Board through his position as lead independent director of the Board. The Board does not require the separation of the offices of Board chairman and chief executive officer and is free to choose its chairman in any way that it deems best for CF Industries at any given point in time. According to our corporate governance guidelines, if the chairman of the Board is not an independent director, our independent directors will designate one of their number to serve as a lead independent director. Otherwise, if the chairman of the Board is an independent director, he or she will serve as the lead independent director. Because Mr. Furbacher is an independent director, following the 2014 Annual Meeting, he will also continue to serve as our lead independent director. The lead independent director's duties include coordinating the activities of the independent directors, coordinating the agenda for and moderating sessions of the independent directors and other non-management directors, and facilitating communications among the other members of the Board. Unless otherwise provided in a short-term succession plan approved by the Board, in the event that our chairman of the Board or our chief executive officer should unexpectedly become unable to perform his or her duties, the non-management directors shall select one their number to assume the duties of the chairman of the Board and shall allocate the duties of the chief executive officer among our other senior officers, in each case, until the Board has the opportunity to consider the situation and take action.

Meetings of Non-management Directors

At each regularly scheduled meeting, the Board conducts executive sessions, which are discussions that involve only the non-management directors. Our corporate governance guidelines state that the executive sessions of the Board will be chaired by either the chairman of the Board (if he or she is an independent director) or by the lead independent director (if the chairman is not an independent director). Following the 2014 Annual Meeting, our chairman will be an independent director and will chair the executive sessions of the Board.

 Code of Corporate Conduct

Our Board has adopted a code of corporate conduct that is applicable to all of our directors, officers, and employees. A copy of the code is available to stockholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement. We will disclose amendments to, or waivers from, the code on our corporate website.

Stockholder Engagement

We believe that building positive relationships with our stockholders is critical to CF Industries' success. We value the views of, and regularly communicate with, our stockholders on a variety of topics, such as our financial performance, corporate governance and related matters. In 2013, we expanded our stockholder engagement program on governance matters and reached out to stockholders representing more than half of the company's outstanding shares as we considered actions to be taken in response to the stockholder proposals presented at our 2013 Annual Meeting. Our engagement activities have resulted in valuable feedback that has contributed to our decision-making with respect to these matters. After careful deliberation, taking into account this feedback and the substantial stockholder support for the proposals presented at the 2013 Annual Meeting, we have taken the following actions:

•
The Board adopted, and is submitting for stockholder approval, a Charter amendment to eliminate all supermajority voting provisions from our Charter. If the proposal receives the required affirmative vote of the holders of at least two-thirds of the voting power of our issued and outstanding common stock at the Annual Meeting, the Board will amend our Bylaws to eliminate supermajority voting provisions contained in the Bylaws promptly following the Annual Meeting. For further information, see Proposals 2, 3 and 4, above.

•
Our Board determined that the company will prepare a semiannual report listing CF Industries' political contributions (the "Political Contributions Report"). Each Political Contributions Report will be posted on our website and presented to the corporate governance and nominating committee. Additionally, the Political Contributions Reports will set forth the United States trade associations and other similar non-profit organizations to which the company annually pays dues of $20,000 or more and identify the portion of such dues that is used for advocacy and/or political activities by those associations. The most recent Political Contributions Report and our code of corporate conduct, containing our corporate policies related to political activities and contributions, lobbying and related matters, are currently available on our website.

•
Our Board determined that the company will prepare an annual sustainability report with information related to our energy efficiency and emissions reduction initiatives, environmental, health and safety programs, charitable contributions, and other items (the "Sustainability Report"). Each Sustainability Report will be posted on our website and presented to the corporate governance and nominating committee. Our inaugural Sustainability Report is currently available on our website. We believe publishing our first Sustainability Report is a significant step and we are committed to developing our sustainability reporting over time, as appropriate.

•
With respect to board diversity, our Board modified our corporate governance guidelines and amended the corporate governance and nominating committee charter to reflect the clear intention of the Board that our board of directors represent a diversity of backgrounds, including personal characteristics such as race, gender and age and the experiences and skills relevant to the Board's performance of its responsibilities in the oversight of the company. In furtherance of this objective, the corporate governance and nominating committee has determined that it will incorporate recruitment protocols that seek to identify candidates in any future director search who meet these diversity characteristics. Additionally, our lead independent director, Stephen A. Furbacher, engaged in dialogue with certain stockholders and other stakeholders regarding the Board's board diversity initiatives and recruitment protocols. Our corporate governance guidelines and corporate governance and nominating committee charter are available on our website. For further information, see "Nominations of Director Candidates," below.

In addition to the items above, in 2012 we amended our Bylaws to adopt a majority voting standard for the election of directors in uncontested elections. In 2013, following stockholder approval of an amendment to our Charter, we took the steps necessary to declassify our Board. We continue to welcome your input and feedback and look forward to continued engagement with our stockholders.

Committees of the Board

Our Board has established three separate standing committees: the audit committee, the compensation committee, and the corporate governance and nominating committee. Our Board has adopted written charters for each of these committees and copies of these charters are available to stockholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement.

Audit Committee. Our audit committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The committee currently consists of Robert G. Kuhbach (chairman), Robert C. Arzbaecher, William Davisson, and Stephen J. Hagge, all of whom our Board has affirmatively determined to be independent within the meaning of the corporate governance standards of the NYSE applicable to audit committee members. Our Board has also determined that Messrs. Arzbaecher, Davisson, Hagge, and Kuhbach are "audit committee financial experts," as defined by the SEC. The audit committee assists the Board in fulfilling its oversight responsibility for (1) the integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls, (2) the performance of our internal audit function, (3) the annual independent integrated audit of our consolidated financial statements and internal control over financial reporting, and (4) our compliance with legal and regulatory requirements, including our disclosure controls and procedures. The duties and responsibilities of the audit committee include the engagement of our independent registered public accounting firm and the evaluation of our accounting firm's qualifications, independence, and performance. The audit committee's report to stockholders appears elsewhere in this Proxy Statement.

Compensation Committee. Our compensation committee currently consists of Robert C. Arzbaecher (chairman), Stephen A. Furbacher, Stephen J. Hagge, John D. Johnson, and Edward A. Schmitt, all of whom our Board has affirmatively determined to be independent under the corporate governance standards of the NYSE applicable to compensation committee members. Our Board has also determined that all of the members of the committee qualify as "non-employee directors," within the meaning of Rule 16b-3 promulgated under the Exchange Act, and "outside directors," within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The compensation committee oversees our compensation and employee benefit plans and practices, including our executive compensation plans, director compensation plans, and incentive-compensation and equity-based plans. The compensation committee's report to stockholders appears elsewhere in this Proxy Statement. Additional information regarding the processes and procedures of the compensation committee in recommending and determining compensation for our directors and executive officers is set forth below under the heading "Compensation Discussion and Analysis—Role of the Compensation Committee."

Corporate Governance and Nominating Committee. Our corporate governance and nominating committee currently consists of Edward A. Schmitt (chairman), William Davisson, Stephen A. Furbacher, John D. Johnson, and Robert G. Kuhbach, all of whom our Board has affirmatively determined to be independent under the corporate governance standards of the NYSE. The corporate governance and nominating committee's responsibilities include identifying and recommending to the Board individuals qualified to serve as directors and on committees of the Board; advising the directors with respect to the Board's composition, procedures, and committees; developing and recommending to the Board a set of corporate governance principles; and overseeing the evaluation of the Board and the president and chief executive officer.

Role of the Board in Risk Oversight

In fulfilling its risk oversight role, our Board focuses on the adequacy of our risk management process and the effectiveness of our overall risk management system. The goal of this oversight by the Board is to ensure that our employees who are responsible for risk management (i) adequately identify the material risks that the company faces in a timely manner; (ii) implement appropriate risk management strategies that are responsive to the company's risk profile, business strategies, and specific material risk exposures; (iii) integrate consideration of risk and risk management into business decision-making throughout the company; and (iv) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committees. During 2013, our Board reviewed with key members of management responsible for management of risk the process by which management had identified the material risks to the company's strategic, operating, financial reporting, and compliance objectives, as well as the likelihood of occurrence, the potential impact, and the mitigating measures in each instance.

Attendance of Directors at Meetings

Directors are expected to attend meetings of our Board and the committees on which they serve, as well as our annual meeting of stockholders. A director who is unable to attend a meeting (which it is understood will occur on occasion) is expected to notify the chairman of the Board or the chairman of the appropriate committee in advance of such meeting.

During 2013, our Board held seven meetings, our audit committee held nine meetings, our compensation committee held six meetings, and our corporate governance and nominating committee held six meetings. All of our directors attended 75% or more of the meetings of our Board and those committees of which they were members. All of our directors attended the 2013 Annual Meeting, which was held on May 14, 2013.

Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board, any individual director, or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent c/o the corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement.

All communications received as set forth in the preceding paragraph will be opened by the office of our general counsel for the sole purpose of determining whether the contents represent a message to one or more of our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to each addressee. In the case of communications to the Board or any group or committee of directors, the office of the general counsel will distribute copies of the contents to each director who is a member of the Board or of the group or committee to which the envelope or correspondence is addressed.

Stockholder Recommendations of Director Candidates

The corporate governance and nominating committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the committee will take into consideration the needs of the Board and the qualifications of the candidate. The committee may also take into consideration the number of shares of our common stock that the recommending stockholder holds and the length of time that such shares have been held. To have a candidate considered by the committee, a stockholder must submit the recommendation in writing and include the following information:

•
the name of the stockholder and evidence of the person's ownership of our stock, including the number of shares owned and the length of time of ownership; and

•
the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of CF Industries, and the person's consent to be named as a director if selected by the committee and nominated by the Board.

The stockholder recommendation and information described above must be sent c/o the corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement and must be received by the corporate secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of stockholders.

Nominations of Director Candidates

The corporate governance and nominating committee believes that the minimum qualifications for serving as a director of CF Industries are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of our business and affairs and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the committee will examine a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, material relationships with CF Industries, and independence from management and the company.

In response to conversations with stockholders and significant stockholder support for a stockholder proposal related to board diversity at the 2013 Annual Meeting, as well as the corporate governance and nominating committee's own assessment that such diversity would be beneficial to the Board and the corporate governance of CF Industries, the Board modified our corporate governance guidelines and amended the corporate governance and nominating committee charter to reflect the intention of the Board that our board of directors represent a diversity of backgrounds and our policy and approach with respect to director diversity. In accordance with the corporate governance and nominating committee charter and our corporate governance guidelines, the corporate governance and nominating committee considers diversity in identifying nominees for director, including personal characteristics such as race, gender and age, and the experiences and skills relevant to the Board's performance of its responsibilities in the oversight of the company.

The corporate governance and nominating committee generally identifies potential nominees by engaging firms that specialize in identifying director candidates. Current directors and executive officers may also notify the committee if they become aware of persons meeting the criteria described above who have had a change in circumstances that might make them available to serve on the Board. As described above, the committee will also consider candidates recommended by stockholders.

The corporate governance and nominating committee assesses on an annual basis the effectiveness of our policy and approach with respect to director diversity through an evaluation of the composition of the Board. Following its most recent review, the corporate governance and nominating committee recommended that we make the changes to our corporate governance and nominating committee charter and our corporate governance guidelines described above and determined that it will incorporate recruitment protocols that seek to identify candidates in any future director search who meet the Board's objective to increase the diversity of the Board over time. The corporate governance and nominating committee has directed firms who conduct director searches on behalf of the committee to incorporate such recruitment protocols into future candidate searches.

Once a person has been identified by the corporate governance and nominating committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the corporate governance and nominating committee determines that the candidate warrants further consideration, the chairman or another member of the committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the corporate governance and nominating committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate's accomplishments. The committee's evaluation process will not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

In connection with the Annual Meeting and in accordance with the above guidelines, the corporate governance and nominating committee recommended that the Board nominate Messrs. Arzbaecher, Davisson, Hagge, Kuhbach and Schmitt for re-election to the Board. Additional biographical information regarding Messrs. Arzbaecher, Davisson, Hagge, Kuhbach and Schmitt and the particular experiences, qualifications, attributes, and skills that qualify them to serve as public company directors are set forth above under the heading "Directors and Director Nominees."

COMMON STOCK OWNERSHIP

Common Stock Ownership of Certain Beneficial Owners

The following table sets forth information, as of                        , 2014, concerning the beneficial ownership of each person known to us to beneficially own 5% or more of our common stock. The information in the table and the related notes is based on statements filed by the respective beneficial owners with the SEC pursuant to Sections 13(d) and 13(g) under the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	3,398,015	(3)%
State Street Corporation. 40 East 52nd Street New York, New York 10022	2,951,070	(4)%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,870,642	(5)%

(1)
Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed.

(2)
Unless otherwise indicated, percentages calculated based upon common stock outstanding as of                        , 2014 and beneficial ownership of common stock as set forth in the statements on Schedule 13G filed by the respective beneficial owners with the SEC.

(3)
Based on a Schedule 13G (Amendment No. 6), dated January 17, 2014 and filed with the SEC on January 28, 2014, by BlackRock, Inc. ("BlackRock"). BlackRock reports beneficial ownership of shares by its direct and indirect subsidiaries, including BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Ltd, BlackRock Life Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co Ltd, BlackRock Investment Management (UK) Ltd, BlackRock Fund Management Ireland Limited, and BlackRock Capital Management. These BlackRock entities have sole power to vote and dispose of or to direct the disposition of all 3,398,015 shares of common stock.

(4)
Based on a Schedule 13G, dated February 3, 2014 and filed with the SEC on February 3, 2014, by State Street Corporation ("State Street"). State Street reports beneficial ownership of shares by its direct and indirect subsidiaries, including State Street Global Advisors France S.A., State Street Bank and Trust Company, SSGA Funds Management, Inc, State Street Global Advisors Limited, State Street Global Advisors Ltd, State Street Global Advisors, Australia Limited, State Street Global Advisors Japan Co., Ltd., State Street Global Advisors, Asia Limited and SSARIS Advisors LLC. These State Street entities have sole power to vote and dispose of or to direct the disposition of all 2,951,070 shares of common stock.

(5)
Based on a Schedule 13G (Amendment No. 3), dated February 6, 2014 and filed with the SEC on February 12, 2014, by The Vanguard Group, Inc. ("Vanguard"). Vanguard reports beneficial ownership of shares of itself, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary. These Vanguard entities have sole power to vote 92,970, sole power to dispose of or to direct the disposition of 3,782,672, and shared power to dispose of or to direct the disposition of 87,970 shares of common stock.

Common Stock Ownership of Directors and Management

The following table sets forth information, as of            , 2014, concerning the beneficial ownership of our common stock by:

•
each director and each of the executive officers named in the summary compensation table of this Proxy Statement, and

•
all directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Shares of Common Stock Owned Directly or Indirectly(2)	Shares of Common Stock that can be Acquired within 60 Days(3)	Total Shares of Common Stock	Percent of Class
Robert C. Arzbaecher	12,421	—	12,421	*
William Davisson	4,580	—	4,580	*
Stephen A. Furbacher	6,483	—	6,483	*
Stephen J. Hagge	3,976	—	3,976	*
John D. Johnson	12,652	—	12,652	*
Robert G. Kuhbach	3,405	—	3,405	*
Edward A. Schmitt	9,109	—	9,109	*
Stephen R. Wilson	99,327	143,322	242,649	*
W. Anthony Will(4)	14,934	40,260	55,194	*
Dennis P. Kelleher	8,657	9,171	17,828	*
Bert A. Frost	9,211	27,725	36,936	*
Philipp P. Koch	13,276	9,814	23,090	*
Douglas C. Barnard(4)	9,769	29,132	38,901	*
All directors and executive officers as a group (17 persons)	231,151	282,420	513,571	*

*
Less than 1%

(1)
Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, either individually or jointly or in common with the individual's spouse, subject to community property laws where applicable.

(2)
The shares indicated for each of Messrs. Arzbaecher, Davisson, Furbacher, Hagge, Johnson, Kuhbach, and Schmitt include 622 shares of restricted stock granted under our 2009 Equity and Incentive Plan that have not yet vested. The shares indicated for Messrs. Wilson, Will, Kelleher, Frost, Koch, and Barnard include, respectively, 27,705, 7,175, 6,454, 6,235, 5,255, and 4,880 shares of restricted stock granted under our 2009 Equity and Incentive Plan that have not yet vested. These shares of restricted stock can be voted during the vesting period.

(3)
The shares indicated for Messrs. Wilson, Will, Kelleher, Frost, Koch, and Barnard represent shares underlying stock options granted under our 2005 Equity and Incentive Plan and 2009 Equity and Incentive Plan (collectively, our "Equity and Incentive Plans") that have already vested or that will vest within 60 days. The shares underlying these stock options cannot be voted.

(4)
Messrs. Will and Barnard each also hold, respectively, 371 and 2,594 additional "phantom" shares as a deemed investment under our Supplemental Benefit and Deferral Plan (a non-qualified benefits restoration and deferred compensation plan). These phantom shares cannot be voted.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure by directors, officers, and ten percent holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were timely met during 2013, with the exception of one Form 4 that was filed one day late on behalf of Mr. Furbacher regarding the sale of 1,000 shares of our common stock.

PROPOSAL 6: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS ("SAY ON PAY")

Pursuant to Section 14A of the Exchange Act, our stockholders are entitled to an advisory (non-binding) vote to approve the compensation of our executive officers named in this Proxy Statement (the "named executive officers") as described in our Compensation Discussion and Analysis beginning on page 32 and Executive Compensation tables beginning on page 50. This proposal is commonly referred to as a "Say on Pay" proposal.

The Board and the compensation committee believe that the compensation of the executive officers named in this Proxy Statement is appropriate and in the best interests of our stockholders. As discussed in more detail in the Compensation Discussion and Analysis beginning on page 32, our compensation programs are intended to (i) align the interests of our officers with those of our stockholders, (ii) permit the company to remain competitive in the market for highly qualified management personnel, and (iii) provide appropriate incentives for attainment of both our short-term and long-term goals. We have instituted stock ownership guidelines and an incentive compensation "clawback" policy to encourage appropriate levels of risk taking by our management. We continue to provide for significant levels of "at risk" performance-based compensation, which further aligns executive and stockholder interests. For example, commencing in 2014, we began granting a portion of named executive officers' annual equity awards as performance shares. We regularly review (along with outside compensation consultants) our incentive compensation programs to ensure compatibility with our compensation philosophy. Accordingly, we are asking you to vote FOR the adoption of the following resolution:

  "Resolved, that the stockholders of CF Industries Holdings, Inc. approve the compensation of the executive officers named in this Proxy Statement, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the compensation tables and any related material."

As an advisory vote, this proposal is not binding on the company. Although the vote is non-binding, the Board and the compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

At our annual meeting of stockholders held in May 2011, our stockholders voted in favor of an annual frequency of future advisory votes on executive compensation. Following the 2011 annual meeting, the Board adopted a resolution providing that an advisory vote on executive compensation would be held annually until the next advisory vote on the frequency of advisory votes regarding the compensation of our executive officers, which will occur no later than the company's annual meeting of stockholders in 2017. Thus, the next advisory "Say on Pay" proposal will be held at our 2015 annual meeting.

The Board unanimously recommends that you vote FOR the Say on Pay proposal.

PROPOSAL 7: APPROVAL OF OUR 2014 EQUITY AND INCENTIVE PLAN

On January 31, 2014 the Board, upon the recommendation of the compensation committee and subject to the stockholder approval sought under this Proposal 7, adopted our 2014 Equity and Incentive Plan, in the form attached to this proxy statement as Appendix C, to replace our 2009 Equity and Incentive Plan, which was previously approved by our Board on April 21, 2009. The replacement of our 2009 Equity and Incentive Plan with our 2014 Equity and Incentive Plan, which contains substantially similar terms to our 2009 Equity and Incentive Plan, will mean that no further grants will be made under our 2009 Equity and Incentive Plan following stockholder approval of the 2014 Equity Incentive Plan and will also accomplish the following:

•
set the maximum number of shares of common stock reserved for and available for issuance under our equity plan to 2,789,725, which is the same number of shares currently available for issuance for awards under our 2009 Equity and Incentive Plan;

•
maintain "fungible share counting," which counts each share awarded pursuant to awards other than options or stock appreciation rights as 1.61 shares against our 2014 Equity and Incentive Plan's share reserve;

•
permit the company to continue to grant equity awards to eligible individuals pursuant to the 2014 Equity and Incentive Plan until the tenth anniversary of the date the plan is approved by the company's stockholders (            , 2024); and

•
constitute approval for purposes of Section 162(m) under the Internal Revenue Code of our 2014 Equity and Incentive Plan and the performance goals in the plan, the attainment of which may be made a condition to the grant and/or vesting of awards made under the plan.

The principal purposes of the adoption of our 2014 Equity and Incentive Plan are to (1) set the number of shares of common stock available for grant as incentive awards in order for us to continue to meet our objective of recruiting, securing, motivating, and retaining qualified officers and employees and of compensating non-employee directors while maintaining acceptable levels of potential stockholder dilution from such awards and (2) set performance goals for use under the 2014 Equity and Incentive Plan for grants intended to satisfy Section 162(m) of the Internal Revenue Code and otherwise ensure that grants intended to satisfy Section 162(m) requirements can continue to be made. In considering and approving the proposed replacement of our 2009 Equity and Incentive Plan with our 2014 Equity and Incentive Plan, the compensation committee and the Board determined that, in light of the size of the proposed maximum number of shares contemplated by the 2014 Equity and Incentive Plan, our anticipated headcount over the next several years, and the period for which the allocated number of shares is expected to satisfy our compensation objectives, the provisions in the 2014 Equity and Incentive Plan are consistent with, and will enable us to continue, our historical equity compensation practices. As noted above, approval of the 2014 Equity and Incentive Plan will not increase the total number of shares currently available for the issuance of awards under our Equity and Incentive Plans because the proposed share reserve under the 2014 Equity and Incentive Plan is equal to the number of shares currently available for the issuance for awards under the 2009 Equity and Incentive Plan and if the 2014 Equity and Incentive Plan is approved awards will no longer be granted under the 2009 Equity and Incentive Plan.

Approval of our 2014 Equity and Incentive Plan will also constitute approval of the plan for purposes of Section 162(m) under the Internal Revenue Code and of the performance goals in the plan, the attainment of which may be made a condition to the grant and/or vesting of awards made under the plan.

If our 2014 Equity and Incentive Plan is not approved by stockholders, our 2009 Equity and Incentive Plan will remain in effect in accordance with its existing terms. The company will retain the ability to grant awards with respect to the full number of shares reserved for issuance under the plan, but awards under the plan will no longer be eligible for the performance-based compensation exception to the $1 million limit on deductible compensation to the executives discussed below.

The Board recommends you vote FOR approval of our 2014 Equity and Incentive Plan, which shall also constitute approval of the plan for purposes of Section 162(m) and of the performance goals in the plan that may be applied to awards thereunder.

 Significant Aspects of our 2014 Equity and Incentive Plan

Number of Available Shares.    Under our 2009 Equity and Incentive Plan, there are currently a total of 2,789,725 shares of common stock available for issuance for new equity awards. Based on management's projections, which are based on past practices and on our anticipated headcount over the next several years, the compensation committee has determined that an equal number of shares (the 2,789,725 shares that will be available under our 2014 Equity and Incentive Plan) should satisfy our compensation needs for at least the next four years while maintaining acceptable levels of potential stockholder dilution from equity awards. If our 2014 Equity and Incentive Plan is not approved by stockholders, we will continue to be able to utilize the remaining 2,789,725 shares of common stock available under our 2009 Equity and Incentive Plan. Upon approval of the 2014 Equity and Incentive Plan, no further grants shall be made under the 2009 Equity and Incentive Plan.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2013 regarding our 2005 Equity and Incentive Plan and our 2009 Equity and Incentive Plan (which are the only equity compensation plans we have). Consistent with SEC rules, the table does not reflect our proposed 2014 Equity and Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	628,183	$145.74	2,978,196
Equity compensation plans not approved by security holders(1)	97,666	$61.03	—
	725,849	$134.34	2,978,196

(1)
Our 2005 Equity and Incentive Plan was in existence at the time of our initial public offering and has not been approved by stockholders.

The total number of shares of our common stock outstanding as of December 31, 2013 was 55,848,194. The weighted average exercise price of all outstanding options under the 2005 Equity and Incentive Plan and the 2009 Equity and Incentive Plan as of December 31, 2013 was $134.34. The weighted average remaining term for all outstanding options under the 2005 Equity and Incentive Plan and the 2009 Equity and Incentive Plan as of December 31, 2013 was 8.0 years. The total number of unvested full value awards (which for this purpose includes restricted shares) outstanding under the 2005 Equity and Incentive Plan and 2009 Equity and Incentive Plan as of December 31, 2013 was 74,003 shares. If the 2014 Equity and Incentive Plan is approved, no further awards will be made under the 2009 Equity and Incentive Plan.

 Equity Overhang, Dilution and Burn Rate

The company recognizes the dilutive impact of its Equity and Incentive Plans and its long-term goal is to limit the average annual dilution to less than 5%. Dilution is the total number of shares subject to equity awards granted less cancellations, divided by the total number of shares of common stock outstanding at the end of the year. Over the past three years, the average annual dilution was 0.99%. We manage our long-term dilution goal by limiting our burn rate, or the number of shares subject to equity awards that we grant annually as a percentage of total shares of common stock outstanding. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans. Over the past three years our burn rate has averaged 0.31%. An additional metric that we use to measure the cumulative impact of our Equity and Incentive Plans is equity overhang, or the number of shares subject to equity awards outstanding but not exercised, plus the number of shares available to be granted together as a percentage of the total shares of common stock outstanding at the end of the year. Over the past three years, our overhang has averaged 6.11%.

The following table summarizes our key Equity and Incentive Plans metrics over the last three years:

	2013 (%)	2012 (%)	2011 (%)	Average (%)
Dilution	1.43	0.89	0.65	0.99
Burn Rate	0.43	0.25	0.25	0.31
Equity Overhang	6.77	5.83	5.72	6.11

In considering the proposal to adopt the 2014 Equity and Incentive Plan, the compensation committee reviewed the above metrics along with data compiled by Towers Watson, an outside global human resources consulting firm, with regard to the average dilution and burn rate for our peer group. The company also reviewed the Institutional Shareholder Services burn rate threshold for our industry, which is 2.85% for 2014. Based on this review, the compensation committee determined that the proposed share reserve under the 2014 Equity and Incentive Plan is in line with our peers, as well as necessary to retain equity compensation as an important recruiting and retention tool. The compensation committee expects that the requested share reserve under the proposed 2014 Equity and Incentive Plan will be sufficient for at least the next four years of grants.

Approval of Plan and Performance Goals for Section 162(m) Purposes

Section 162(m) of the Internal Revenue Code generally disallows deductions for publicly-held corporations with respect to compensation in excess of $1 million paid to the chief executive officer and the corporation's other named executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to the deduction limitation if, among other things, the material terms of the plan under which the compensation is to be paid are disclosed to and approved by the stockholders of the corporation. This is known as the performance-based compensation exception to Section 162(m). The material terms of our 2014 Equity and Incentive Plan are described below.

Awards under our 2014 Equity and Incentive Plan may be made subject to the attainment of performance goals in order to qualify for this performance-based compensation exception. Under the plan, the performance goals that can be applied to awards are:

•
return on total stockholder equity;

•
total shareholder return;

•
earnings per share;

•
net income (before or after taxes);

•
earnings before any or all of interest, taxes, minority interest, depreciation, and amortization;

•
sales or revenues;

•
return on assets, capital, or investment;

•
market share;

•
cost management goals;

•
budget comparisons;

•
implementation or completion of critical projects or processes;

•
formation of joint ventures or research or development collaborations, or completion of other corporate transactions;

•
cost per ton of material;

•
cash flow return on average gross capital employed;

•
specified strategic objectives;

•
economic value created;

•
objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, or budget comparisons; and

•
any combination of, or a specified increase, decrease, or change in, any of the foregoing.

In addition, such performance goals may be based upon the attainment of specified levels of company performance under one or more measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) or applicable to an award not intended to constitute performance-based compensation for purposes of Section 162(m), the compensation committee may designate additional business criteria on which the performance goals may be based or adjust, modify, or amend the aforementioned business criteria. Performance goals may include a threshold level of performance below which no award will be earned, a level of performance at which the target amount of an award will be earned, and a level of performance at which the maximum amount of the award will be earned. The compensation committee has the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the company or any subsidiary of the company or the financial statements of the company or any subsidiary of the company, in response to changes in applicable laws or regulations, or to account for items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

The stockholders of the company are being asked to approve our 2014 Equity and Incentive Plan for purposes of Section 162(m), so that the company will have the ability to make awards under the plan subject to the attainment of performance goals, which awards will then be eligible to qualify as performance-based compensation not subject to the $1 million limit on deductible compensation that might otherwise be imposed pursuant to Section 162(m). If our 2014 Equity and Incentive Plan is not approved, awards under our 2009 Equity and Incentive Plan will no longer qualify for the performance-based compensation exception to Section 162(m).

Description of Material Terms of the Plan

The following description of the material terms of our 2014 Equity and Incentive Plan is qualified in its entirety by the terms of the plan document, which is attached hereto as Appendix C.

The plan is administered by the compensation committee of the Board. Each member of the compensation committee is a "non-employee director" (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an "outside director" (within the meaning of Section 162(m) of the Internal Revenue Code). Employees, consultants, independent contractors and non-employee directors of the company and its subsidiaries are eligible to participate in the plan. As of January 1, 2014, there were approximately 2,800 employees and non-employee directors who would be eligible to participate in the plan.

Authorized Awards under the Plan

The plan authorizes our compensation committee to grant the following awards:

•
stock options (including options intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code);

•
stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share on the date of exercise over the grant price;

•
performance awards, which are payable in cash or stock upon the attainment of specified performance goals over periods of more than one year;

•
restricted stock and restricted stock units, which are subject to restrictions on transferability and subject to forfeiture on terms set by our compensation committee; and

•
other stock—or cash-based awards in the discretion of our compensation committee, including unrestricted stock grants and annual cash incentive awards.

Stock Options.    Options entitle the holder to purchase shares of common stock during a specified period at the purchase price specified by the compensation committee (which shall not be less than 100% of the fair market value of the common stock on the day the option is granted). Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the compensation committee may determine, as reflected in the award agreement. Generally, outstanding options under the plan vest as to one third of the underlying shares on each of the first three anniversaries of the date of grant. The exercise price for common stock subject to an option may be paid in cash or by an exchange of common stock previously owned by the grantee (subject to such conditions as may be imposed by the compensation committee), through a "broker cashless exercise" procedure approved by the compensation committee, or by any other method approved by the compensation committee. No dividend or dividend equivalents are payable in respect of outstanding options.

Stock Appreciation Rights.    Stock appreciation rights give the holder the right to receive the difference between the fair market value per share on the date of exercise over the fair market value per share on the grant date. A stock appreciation right granted in tandem with an option shall be exercisable only to the extent the underlying option is exercisable. Payment of a stock appreciation right may be made in cash, common stock, or property as specified in the award agreement or determined by the compensation committee. No dividend or dividend equivalents are payable in respect of outstanding options or stock appreciation rights.

Restricted Stock.    Restricted stock awards consist of a grant of shares of restricted common stock. Except to the extent restricted under the applicable award agreement, a holder of restricted stock shall have all of the rights of a stockholder including, without limitation, the right to vote restricted stock and the right to receive dividends thereon, provided that dividends with respect to performance-based restricted stock for which the applicable performance period has not yet concluded will be accrued during the applicable performance period and will not be paid unless, and to the extent, the applicable performance goals are achieved. Restricted stock shall be subject to such restrictions on transferability and other restrictions, if any, as the compensation committee may impose, which restrictions may lapse under such circumstances as the compensation committee may determine. The compensation committee may place restrictions on restricted stock that shall lapse, in whole or in part, only upon the attainment of performance goals; these restrictions generally will not lapse prior to the first anniversary of the grant date.

Restricted Stock Units.    Restricted stock units give the holder the right to receive shares of common stock or cash, as determined by the compensation committee, at the time of vesting or expiration or deferral period, based on the number of restricted stock units subject to the grant and if payment is made in cash, the fair market value of shares of common stock on the date of vesting of expiration of the deferral period. The compensation committee may authorize the payment of dividend equivalents with respect to restricted stock units, provided that dividends with respect to performance based restricted stock units for which the applicable performance period has not yet concluded and will be accrued during the applicable performance period and will not be paid unless, and to the extent, the applicable performance goals are achieved.

Other Stock—or Cash-based Awards.    The compensation committee is authorized to grant awards in the form of other stock-based awards or other cash-based awards, as deemed by the compensation committee to be consistent with the purposes of the plan. Other stock—or cash-based awards may be granted with value and payment contingent upon the attainment of performance goals. The compensation committee shall determine the terms and conditions of such awards at the date of grant or thereafter. No payment of an award shall be made prior to the certification by the compensation committee that the performance goals have been attained.

Non-Employee Director Awards

Currently, each non-employee director receives, upon joining the Board, a restricted stock grant with a fair market value of $120,000. Thereafter, each continuing non-employee director, other than Mr. Wilson, will receive an annual restricted stock grant with a fair market value of $120,000 on the date of each annual meeting of the stockholders. Assuming continuing service as a non-employee director, all shares of restricted stock will vest on the earlier of (x) the date of the first annual meeting of the stockholders following the date of grant or (y) the first anniversary of the date of grant.

Share Reserve

We have reserved a total of 3,900,000 shares for issuance under our 2009 Equity and Incentive Plan and, as of March 14, 2014, 2,789,725 shares remained available for future awards under the plan. If our proposed 2014 Equity and Incentive Plan is approved by stockholders, a total of 2,789,725 shares will be reserved for issuance for awards under the plan—the same number of shares that remain available for issuance under the 2009 Equity and Incentive Plan and no further awards will be granted under the 2009 Equity and Incentive Plan. Further, following the date on which stockholder approval of the 2014 Equity and Incentive Plan is obtained, the shares of our common stock subject to any outstanding award under each of our 2005 Equity and Incentive Plan, our 2009 Equity and Incentive Plan, or our 2014 Equity and Incentive Plan will be available for subsequent award and issuance under the 2014 Equity and Incentive Plan to the extent those awards subsequently expire, are forfeited or canceled or terminate for any reason prior to the issuance of the shares of common stock subject to those awards. As indicated above, the maximum number of shares that can be issued as awards under the 2014 Equity and Incentive Plan is 2,789,725, plus shares of our common stock that again become available for grants of awards as described in the prior sentence. The "fungible share counting" provision contained in our 2009 Equity and Incentive Plan remains in our 2014 Equity and Incentive Plan, which counts each share awarded pursuant to awards other than stock options or stock appreciation rights as

1.61 shares against our 2014 Equity and Incentive Plan's share reserve. This fungible share counting design also effectively limits the number of "full-value" (i.e., other than stock option or stock appreciation right) awards that may be granted under the plan since these awards are counted against the plan's share reserve as 1.61 shares for every one share issued in connection with such awards.

Individual Award Limits

Our 2014 Equity and Incentive Plan provides that no more than 1,000,000 shares underlying awards of stock options and stock appreciation rights may be granted to a participant in any one calendar year. The maximum value of the aggregate payment that any participant may receive with respect to any cash-based awards under the plan in respect of any annual performance period is $3 million and for any other performance period in excess of one year is $3 million multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve.

Termination of Employment

Unless otherwise provided by our compensation committee or in an award agreement, in connection with a change in the participant's service relationship, upon termination of a participant's employment and service, the participant will forfeit any unvested awards.

Change in Control

Unless otherwise provided by our compensation committee, upon a change in control (as defined in the plan), the restrictions, limitations, and conditions applicable to outstanding awards will lapse, performance goals will be deemed fully achieved at the greater of target or actual performance to-date, and the awards will become fully vested (and in the case of stock options, exercisable).

Transferability of Awards

Unless otherwise provided by our compensation committee, awards granted under the plan generally may not be transferred by a grantee other than by will or the laws of descent and distribution and may be exercised during the grantee's lifetime only by the grantee or his or her guardian or legal representative.

Repricing Prohibition/Cash-Out Prohibition.

The plan administrator may not implement any of the following repricing/cash-out programs without obtaining stockholder approval: (i) the cancellation of outstanding stock options or stock appreciation rights in return for new stock options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding stock options or stock appreciation rights in exchange for cash or full-value awards, or (iii) the direct reduction of the exercise price in effect for outstanding stock options or stock appreciation rights.

Amendment or Termination of the Plan

Our Board may amend, alter, suspend, discontinue, or terminate the plan at any time, provided that no such amendment, alteration, suspension, discontinuance, or termination will be made without stockholder approval if such approval is, in the Board's determination, necessary to comply with any tax or regulatory requirement. Stockholder approval is specifically required for amendments that increase the maximum number of shares available under the plan, change the conditions for eligibility to participate in the plan, materially increase the benefits accruing to plan participants, or would permit the compensation committee to waive vesting requirements (other than in connection with a change in control or a change in the participant's employment or service relationship). No amendment to or termination of the plan may adversely affect any awards already granted under the plan without the participant's permission.

 Certain Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States federal income tax consequences of the plan under the provisions of the Internal Revenue Code as currently in effect. These rules are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local, or foreign income and other tax consequences. The specific tax consequences to a participant will depend upon a participant's individual circumstances.

In general, no taxable income is realized by a participant upon the grant of an option which constitutes an incentive stock option for purposes of the Internal Revenue Code. If shares of common stock are issued to a participant pursuant to the exercise of an incentive stock option granted under the plan and the participant does not dispose of the shares within the two-year period after the date of grant or within one year after the receipt of such shares by the participant (a "disqualifying disposition"), then generally (i) the participant will not realize ordinary income upon exercise and (ii) upon sale of such shares, any amount realized in excess of the exercise price paid for the shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an incentive stock option exceeds the purchase price generally will constitute an item which increases the participant's "alternative minimum taxable income." If shares acquired upon the exercise of an incentive stock option are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price paid for the shares. Subject to certain exceptions, an incentive stock option generally will not be treated as an incentive stock option if it is exercised more than three months following termination of employment. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, such option will be treated as a non-qualified stock option.

Under existing law and regulations, the grant of non-qualified stock options and stock appreciation rights will not result in income taxable to the employee or director or provide a deduction to the company. However, the exercise of a non-qualified stock option or stock appreciation right results in taxable income to the holder, and the company is entitled to a corresponding deduction. At the time of the exercise of a non-qualified stock option, the participant will be taxed at ordinary income tax rates on the excess of the fair market value of the shares purchased over the option's exercise price. At the time of the exercise of a stock appreciation right, the participant will be taxed at ordinary income tax rates on the amount of the cash, or the fair market value of the shares, received by the employee upon exercise.

A participant in the plan who is granted a restricted stock award will not be taxed upon the acquisition of such shares so long as the interest in such shares is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code. Upon lapse or release of the restrictions, the recipient will be taxed at ordinary income tax rates on an amount equal to the then current fair market value of the shares. Any such awards that are not subject to a substantial risk of forfeiture will be taxed at the time of grant. The company will be entitled to a corresponding deduction when the value of the award is included in the recipient's taxable income. The basis of restricted shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition any further gain or loss will be long-term or short-term capital gain or loss, depending upon the length of time the shares are held.

A recipient of a restricted stock award may elect to be taxed at ordinary income tax rates on the full fair market value of the restricted shares at the time of grant. If the election is made, the basis of the shares so acquired will be equal to the fair market value at the time of grant. If the election is made, no tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

A participant who is granted a restricted stock unit will not be taxed upon the grant of the award. Upon receipt of payment of cash or common stock pursuant to a restricted stock unit, the participant will realize ordinary income in an amount equal to any cash received and the fair market value of any shares of common stock received, and the company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the employee or non-employee director.

A recipient of a performance award will generally realize ordinary income at the time shares of common stock are transferred or cash is paid to the grantee with respect to such award.

New Plan Benefits

The benefits that will be awarded or paid under the 2014 Equity and Incentive Plan cannot currently be determined. The number of awards (if any) that an employee may receive under the 2014 Equity and Incentive Plan is in the discretion of the compensation committee and the committee has not determined future awards or who might receive them.

Interests of Certain Persons in Matters to Be Acted Upon

Officers (including the named executive officers), employees, consultants, independent contractors, and non-employee directors of the company are eligible to receive awards under the plan in the discretion of the compensation committee. As noted above, as of January 1, 2014, there were approximately 2,800 employees and non-employee directors who would be eligible to participate in the plan. The future grants under the plan that will be made at the discretion of the compensation committee are not determinable. Future automatic restricted stock grants to non-employee directors are expected be made at the times and in the amounts described above.

The Board unanimously recommends that you vote FOR Proposal 7.

 COMPENSATION DISCUSSION AND ANALYSIS

Development of Compensation Approach and Objectives

The compensation committee oversees our compensation and employee benefit plans and practices. The committee is composed of five independent non-employee directors and operates under a written charter adopted by our Board. On an ongoing basis, the committee reviews our compensation policies relative to market competitiveness and the needs of our business and then determines what changes in the compensation program, if any, are appropriate.

Compensation Philosophy

Our compensation committee has adopted a compensation philosophy that seeks to align the interests of our employees and our stockholders through focusing on the total compensation (base salary, short-term incentives, long-term incentives, and benefits) of our employees, including our executive officers. We seek to benefit from this strategy by attracting key talent, retaining best performers, increasing productivity, and maximizing operational and financial results, while also implementing compensation programs that are cost effective and sustainable across business cycles.

Our goal is to provide direct compensation that is market competitive with other comparable companies. To gauge the competitiveness of our total compensation offering, we compare ourselves against a reference group of similar companies in related industries described below under the heading "Industry Reference Group."

Incentive opportunities are structured in light of our cyclicality and emphasis on a team-based culture.

Components of Compensation

The following compensation elements support the needs of the business, our stockholders, and our employees:

•
We seek to pay salaries in line with individual performance and contribution to company goals. In the aggregate, base salaries are targeted around the median market rate. Individual performance, relative criticality of the job, and business affordability are also considered in determining base salaries. To maintain our desired market position, we conduct annual salary reviews.

•
Short-term incentives provide executive officers and other employees with the opportunity to earn additional annual compensation beyond base salary. The role of short-term incentives is to reward and encourage the achievement of annual financial results and other specified corporate performance goals. Short-term incentives are also targeted around the market median, and achievement of these awards depends on attaining corporate performance goals.

•
Long-term incentives focus on enterprise value creation and employee retention. Long-term incentives are provided through annual awards. Our 2009 Equity and Incentive Plan and our 2014 Equity and Incentive Plan allow the use of stock options, full-value share-based awards, and cash-based awards. Participation is extended to executive officers and other key employees. Distribution guidelines with award ranges related to position responsibility levels are updated annually. The guidelines allow for individual variation in long-term incentives based on performance level, potential contribution, and value to the business. In general, long-term incentives for our executive officers are targeted between the market median and the 75th percentile.

•
Benefit plans are offered at market-competitive levels. We seek to keep benefit plans simple in scope and range, focusing on key employee needs.

Allocation of Compensation Elements

We provide a mixture of cash compensation and non-cash compensation to our executive officers. The cash portion consists primarily of base salaries and short-term incentive awards. The non-cash portion consists primarily of stock-based long-term incentive awards.

We have not established any target allocation between cash and non-cash compensation or between short-term and long-term incentives for our executive officers in the aggregate. Instead, our allocation is based primarily on competitive market practices and the respective median levels by position for base salaries, annual incentive awards, and long-term incentive awards. We also consider any internal factors that may cause us to adjust particular elements of an individual executive officer's compensation. These factors may include an individual's operating responsibilities, management level, and tenure and performance in the position.

As a general matter, we do not directly consider amounts realized or realizable from prior compensation in setting future compensation levels or in establishing the particular elements of compensation. As discussed below, however, our compensation committee does review the existing base salaries and target annual incentive levels for our executive officers in connection with its approval of their new base salaries and target annual incentive levels for the following year.

We also generally do not consider accounting and tax issues in setting compensation levels or in establishing the particular elements of compensation. As discussed below, however, when our compensation committee grants awards under our long-term incentive program, the committee does consider the accounting for various stock-based incentives under FASB ASC Topic 718 and the tax treatment of such incentive awards under Section 162(m) of the Internal Revenue Code. In addition, as discussed below, we will generally seek to preserve the deductibility of performance-based compensation by meeting the requirements of Section 162(m) to the extent practicable and in the best interests of CF Industries and its stockholders.

Our allocation among base salary, short-term incentives, and long-term incentives varies significantly by management level, reflecting individual responsibility levels and competitive market practices. In general, our more senior executive officers receive a greater percentage of their total expected compensation in the form of incentives (particularly long-term incentives) and a correspondingly lower percentage in the form of salary.

Role of the Compensation Committee

Our Board has adopted a written charter for our compensation committee, which is available to stockholders at our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement.

The Board makes compensation decisions for our non-management directors, acting on the recommendation of the compensation committee, and the committee makes compensation decisions for our executive officers, giving consideration to the recommendations of our chief executive officer with respect to the executive officers other than himself.

The chairman of the compensation committee sets the agenda for committee meetings, with the assistance of our chief executive officer, our senior vice president of human resources, and our corporate secretary. These executive officers also attend meetings of the committee. At each meeting that is held in person, the compensation committee members also meet in executive session without any members of management present unless the committee determines that no executive session is necessary.

The compensation committee has authority under its charter to retain, approve fees for, and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities. Pursuant to this authority, the committee has engaged Towers Watson, an outside global human resources consulting firm, to assist the committee in making recommendations and decisions regarding compensation for our directors and executive officers. The committee also meets regularly with Towers Watson in executive sessions without management present. See "Compensation Consultant Matters" below for additional information regarding the compensation committee's engagement of Towers Watson as its compensation consultant, as well as amounts paid to Towers Watson during fiscal 2013 for executive compensation consulting and other services. Our senior vice president of human resources also supports the committee in its duties.

From time to time, the compensation committee may delegate to our chief executive officer, our senior vice president of human resources, or our corporate secretary the authority to implement certain decisions of the committee or to fulfill certain administrative duties.

Compensation Committee Activities

Our compensation committee has taken a number of steps designed to enhance its ability to carry out its responsibilities effectively and also to ensure that we maintain strong links between executive pay and performance. Examples of these actions include:

•
adopting a statement of our compensation philosophy (see "Compensation Philosophy" above);

•
instituting a practice of holding executive sessions (without management present) at every committee meeting that is held in person unless the committee determines that no executive session is necessary;

•
retaining an outside compensation consultant (Towers Watson) to advise the committee on executive compensation issues and meeting regularly with the compensation consultant in executive sessions without management present (see "Compensation Consultant Matters" below);

•
adopting stock ownership guidelines for our officers and directors and modifying the guidelines from time to time as appropriate (see "Stock Ownership Guidelines" below);

•
adopting an industry reference group for use in establishing compensation and incentive levels and modifying the composition of the group from time to time as appropriate (see "Industry Reference Group" below);

•
reviewing on an annual basis the existing base salaries and target annual incentives for our executive officers and approving changes in cash compensation levels as appropriate (see "Cash Compensation" below);

•
reviewing on an annual basis our short-term incentive program, modifying the program as appropriate, and granting short-term incentive awards to our executive officers (see "Short-term Incentives" below);

•
reviewing on an annual basis our long-term incentive program, modifying the program as appropriate, and granting long-term incentive awards to our executive officers, including adding the grant of performance-based awards to the mix of annual awards granted to our named executive officers commencing in fiscal year 2014 (see "Long-term Incentives" below);

•
reviewing on an annual basis our change in control, severance, and retirement benefits and modifying these benefits as appropriate (see "Change in Control, Severance, and Retirement Benefits" below);

•
reviewing on an annual basis "tally sheets" summarizing the total compensation and benefits for our chief executive officer and the other named executive officers included in the compensation tables of this Proxy Statement under various assumptions and scenarios (see "Compensation of the Current Chief Executive Officer" below as well as the other above-referenced items);

•
reviewing on an annual basis the potential effects of the various components of our compensation and benefits upon individual and collective behavior and ultimately our risk profile and approach to risk management (see "Compensation and Benefits Risk Analysis" below);

•
reviewing on an annual basis the results of our stockholders' last advisory vote to approve the compensation of our named executive officers (see "Stockholder Say on Pay Votes" below); and

•
reviewing on an annual basis the compensation of our non-management directors and recommending that our Board approve changes in such compensation from time to time as appropriate (see "Director Compensation" below).

Chief Executive Officer Transition

In September 2013, we announced that Mr. Wilson, our president and chief executive officer since 2003, had informed the Board that he intended to retire from his position effective January 1, 2014. Mr. Wilson remains a director of the company, serving as non-executive chairman of the Board through the 2014 Annual Meeting. Also in September 2013, the company announced that W. Anthony Will, the company's then-senior vice president, manufacturing and distribution, had been selected to succeed Mr. Wilson as our president and chief executive officer. Mr. Will commenced serving as our president and chief executive officer on January 2, 2014.

Cash Compensation

The compensation committee recently reviewed the existing base salaries and target annual incentives for our executive officers for 2013 and approved new levels for 2014.

Review of Existing Compensation Levels for 2013

In connection with its review of our existing base salaries and target annual incentives, which had been in effect for 2013, the committee reviewed a report from Towers Watson, our outside compensation consultant, to obtain a general understanding of current compensation practices.

In performing its market assessment, the compensation consultant used its standard 2013 executive compensation database, adjusting for variations in revenue among the included companies and also for the passage of one year's time from the point of data collection.

In addition, the committee reviewed information provided by the compensation consultant regarding the publicly reported cash compensation of named executive officers at 14 similar companies in related industries. Additional information regarding this group of companies is set forth below under the heading "Industry Reference Group."

The committee also reviewed cash compensation recommendations from our chief executive officer for each of the other executive officers. These recommendations took into account the chief executive officer's assessment of each individual's operating responsibilities, management level, and tenure and performance in the position.

The committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, we seek to pay salaries in line with individual performance and contribution to company goals. In the aggregate, base salaries are targeted around the median market rate. Individual performance, relative criticality of the job, and business affordability are also considered in determining base salaries. To maintain our desired market position, we conduct annual salary reviews. Additional information regarding these goals and objectives is set forth above under the headings "Compensation Philosophy" and "Components of Compensation."

Approval of New Compensation Levels for 2014

Based on its review and the other factors discussed above, the committee approved new base salaries and target annual incentives for 2014 for our current chief executive officer and each of four additional continuing named executive officers. (Mr. Wilson, who is also a named executive officer, retired on

January 1, 2014.) The following table shows the base salaries and target annual incentives for our named executive officers for 2014 as compared to 2013:

	Base Salary			Target Annual Incentive Level(1)
Name and Principal Position	2013	2014	Increase	2013	2014
W. Anthony Will(2) President and Chief Executive Officer	$490,000	$860,000	75.5%	65%	100%
Stephen R. Wilson(3) Former President and Chief Executive Officer	$1,100,000	N/A	N/A	125%	N/A
Dennis P. Kelleher Senior Vice President and Chief Financial Officer	$530,000	$550,000	3.8%	65%	65%
Bert A. Frost Senior Vice President, Sales and Market Development	$470,000	$510,000	8.5%	65%	65%
Philipp P. Koch Senior Vice President, Supply Chain	$450,000	$485,000	7.8%	65%	65%
Douglas C. Barnard Senior Vice President, General Counsel, and Secretary	$450,000	$475,000	5.6%	65%	65%

(1)
Target Annual Incentive for 2014 based on attainment of primary EBITDA objective and achievement of a secondary performance metric of 39% return on net assets (RONA). See the discussion below under the heading "Short-term Incentives."

(2)
Mr. Will's 2014 base salary and Target Annual Incentive level were increased to $860,000 and 100%, respectively, in connection with his election to the position of president and chief executive officer. See "Compensation of the Current Chief Executive Officer" below.

(3)
The compensation committee did not approve a new base salary or target annual incentive for Mr. Wilson with respect to 2014 due to his impending retirement. Mr. Wilson's compensation for services as chairman of our Board are set forth under the heading "Chief Executive Officer Transition and Compensation of the Former Chief Executive Officer."

Additional information with respect to the base salaries and annual incentive targets of these executive officers with respect to calendar years 2011, 2012, and 2013 is set forth below under the headings "Executive Compensation—Summary Compensation Table" and "Executive Compensation—Grants of Plan-based Awards."

Short-term Incentives

The compensation committee recently reviewed our short-term incentive program and then granted annual incentive awards to our executive officers for 2014 in accordance with the program design.

Review of the Short-term Incentive Program

During its review of our short-term incentive program, the committee considered the following general goals:

•
the use of properly structured short-term incentives in order to align the interests of management and stockholders, provide context for management decisions, reward management for decisions that drive short-term results and support long-term strategy, and focus all members of management on the same corporate goals (financial, operational, and strategic); and

•
the need to create a framework for the program that can remain in effect for a significant period of time, while retaining the flexibility for the committee to make appropriate modifications that might prove necessary or desirable in order to reflect changing business conditions.

The committee also considered the following factors specific to our company:

•
the difficulty in establishing appropriate short-term performance measures for CF Industries, given the inherent cyclicality in our industry as well as the pronounced effects that highly volatile commodity prices for raw materials and fertilizer products have upon our operating results; and

•
the outlook for our short-term performance and the broad range of possible actual outcomes.

In addition, the committee reviewed a report from Towers Watson, our outside compensation consultant, regarding competitive market practices with respect to the use of short-term incentives.

The committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, we use short-term incentives to provide executive officers and other employees with the opportunity to earn additional annual compensation beyond base salary. The role of short-term incentives is to reward and encourage the achievement of annual financial results and other specified corporate performance goals. Our short-term incentive awards are targeted around the market median. Additional information regarding these goals and objectives is set forth above under the headings "Compensation Philosophy" and "Components of Compensation."

Selection of Primary Performance Metric for 2014

Based on its review of these general, company-specific, and competitive considerations, the committee determined that the annual incentive awards to our executive officers for 2014 will be based, in the first instance, on attainment of a primary overall EBITDA target of $500 million for the company's 2014 fiscal year. If that EBITDA performance target is attained for 2014, each executive officer will become eligible for an annual incentive award with respect to 2014 of $3 million, which amount would be subject to reduction in the discretion of the committee (sometimes referred to as "negative discretion"). The committee retains the discretion to reduce 2014 annual bonus awards from the $3 million level and it is expected to use that discretion if the EBITDA performance target is attained. If the primary EBITDA objective is not attained, no annual incentive awards will be made to the executive officers under the 2013 executive incentive program established pursuant to the company's annual incentive program. EBITDA is computed as the sum of (i) net earnings attributable to common stockholders plus (ii) interest expense (income)—net plus (iii) income taxes plus (iv) depreciation, depletion, and amortization less (v) loan fee amortization.

The committee determined that the use of an overall EBITDA performance goal, combined with the reservation of the committee's right to use negative discretion, provided the maximum level of flexibility to reward and encourage the achievement of annual financial results and other specified corporate performance goals while retaining the ability to pay incentive awards to executive officers which are deductible under Section 162(m) of the Code (as discussed in more detail below). The committee determined that the EBITDA target described above represents an appropriate level of corporate performance to warrant payment of some level of an annual incentive award to our executives for 2014, with the actual incentive payment to be made at the discretion of the committee based on performance against the specified secondary performance metric, as described below.

Selection of Secondary Performance Metric for 2014

If the primary EBITDA performance objective is attained, it is the committee's intention to use its negative discretion to pay 2014 annual bonuses based on our return on net assets (RONA), defined as the ratio (expressed as a percentage) of adjusted EBITDA divided by average operational assets.

•
The "adjusted EBITDA" numerator of this metric is essentially the sum of (i) EBITDA (as described above) plus (ii) unrealized mark to market losses (gains) on hedges plus (iii) acquisition related transaction costs or fees plus (iv) restructuring, exit, impairment, system implementation, or similar types of costs less (v) profits (losses) associated with acquisitions and divestitures completed during the year.

•
The "average operational assets" denominator of this metric is essentially the simple average of the beginning and year-end values for the sum of (i) total assets less (ii) cash and cash equivalents less (iii) short-term investments less (iv) investments in auction rate securities less (iv) investments in marketable equity securities less (v) total current liabilities less (vi) long-term deferred income taxes less (vii) other noncurrent liabilities less (viii) expenditures for in-process major capital projects (as approved by the committee) less (ix) assets associated with acquisitions and divestitures completed during the year plus (x) short-term debt or notes payable included in current liabilities.

In selecting RONA as the applicable metric, the committee noted that it will:

•
facilitate evaluation of the performance of our executive officers with a focus on the results of their operating decisions; and

•
facilitate comparisons of our operating results with the results of other companies that have different financing and capital structures and/or tax rates.

The committee also established threshold, target, and ceiling levels for the RONA performance metric:

•
below the threshold level of 28% RONA, none of the short-term incentive award will be earned;

•
at the threshold level of 28% RONA, half of the short-term incentive award target will be earned;

•
at the target level of 39% RONA, all of the short-term incentive award target will be earned; and

•
at and above the ceiling level of 50% RONA, twice the short-term incentive award target will be earned.

Linear interpolation will be applied for performance results between the threshold and target levels or between the target and ceiling levels.

As is noted above, if the primary EBITDA performance objective is not achieved, no annual incentive payment will be made to the executive officers under the 2014 executive incentive program established pursuant to the company's annual incentive program.

Measured over an extended period, the objective of the committee is to select performance levels such that we have a roughly (i) 80% probability of exceeding the threshold level, (ii) 50% probability of exceeding the target level, and (iii) 20% probability of exceeding the ceiling level. Although the committee considers management's outlook as one of several factors in evaluating the threshold, target, and ceiling performance levels each year, the committee also recognizes that the outlook for any particular year represents only a single scenario from among a broad range of plausible alternatives, given the pronounced effects of highly volatile commodity prices upon our operating results. In general, the committee aims to achieve a larger payout under the program for years when our performance is superior by long-term industry standards, and a smaller payout (or none at all) for years when our performance is relatively weak, while creating incentives for improved performance under all conditions given the inherent cyclicality in our industry.

In reviewing our short-term incentive program, the committee was also aware of alternative metrics for measuring company performance, such as achievement of operating efficiency goals, continued emphasis on the establishment of a behavioral-based safety culture, progress towards strategic objectives, performance relative to comparable companies, or performance relative to a variable budget, as well as alternative plan designs that emphasize the personal accomplishment of individual or shared goals. The objective in each case would have been to address the inherent cyclicality in our industry as well as the pronounced effects of highly volatile commodity prices upon our operating results. However, the committee believes that absolute and objective measures of company performance align the interests of our executive officers with the interests of our stockholders, reflect our team-based culture, and are easier to design, administer, and communicate.

Approval of Annual Incentive Awards for 2014

As noted above, the compensation committee recently granted annual incentive awards to our executive officers for calendar year 2014 pursuant to our 2009 Equity and Incentive Plan. Underneath the umbrella of the primary EBITDA performance objective, we also assigned each executive officer a target award opportunity for 2014 ranging from 45% to 100% of his or her base salary depending on his or her compensation and responsibility level. Additional information regarding the committee's approval of new target annual incentive levels for our named executive officers for 2014 is set forth above under the heading "Cash Compensation—Approval of New Compensation Levels for 2014." For each of our executive officers, the actual annual incentive payment for 2014 will be based in the first instance on whether the overall EBITDA performance objective is attained as described above under the heading "Selection of Primary Performance Metric for 2014." If the primary EBITDA performance objective is attained, actual award amounts will be determined by the committee using its negative discretion authority based upon our RONA performance during 2014 as described above under the heading "Selection of Secondary Performance Metric for 2014."

Approval of Annual Incentive Payments for 2013

The compensation committee recently determined that each of our executive officers earned 186% of his or her target opportunity with respect to his or her annual incentive award for 2013, based on attainment of an approximately 45% RONA.

Additional information with respect to the compensation committee's grants of annual incentive awards and our subsequent cash payments to the named executive officers for 2011, 2012, and 2013 is set forth below under the headings "Executive Compensation—Summary Compensation Table" and "Executive Compensation—Grants of Plan-based Awards."

Long-term Incentives

The compensation committee reviewed our long-term incentive program during 2013 and granted long-term incentive awards to our executive officers.

General Considerations

During its review of our long-term incentive program, the committee considered the following general factors:

•
the use of properly structured long-term incentives in order to align the interests of senior management and stockholders;

•
the advantages and disadvantages of using stock options, restricted stock, and/or performance shares for such purposes;

•
the choice of vesting parameters for stock options and restricted stock and the treatment of death, disability, retirement, resignation, and termination, with or without cause; and

•
the accounting for various stock-based incentives under FASB ASC Topic 718 and the tax treatment of such incentive awards under Section 162(m) of the Internal Revenue Code.

The committee also considered the difficulty in establishing appropriate long-term performance measures for the company, other than stock price appreciation and total stockholder return (including dividends), given the inherent cyclicality in our industry as well as the pronounced effects of highly volatile commodity prices for raw materials and fertilizer products upon our operating results.

In addition, the committee reviewed a report from Towers Watson, our outside compensation consultant, regarding competitive market practices with respect to the use of long-term incentives.

The committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, our long-term incentives focus on enterprise value creation and employee retention. Long-term incentives are provided through annual awards. Our 2009 Equity and Incentive Plan allows the use of stock options, full-value shares, and cash-based awards. Eligibility is extended to executive officers and other key employees. Distribution guidelines with award ranges related to position responsibility levels are updated annually. In consideration of these guidelines, there is individual variation in long-term incentives based on performance level, potential contribution, and value to the business. Additional information regarding these goals and objectives is set forth above under the headings "Compensation Philosophy" and "Components of Compensation."

Design of Awards for 2013

Based on its review of these general, company-specific, and competitive considerations, the committee determined that the long-term incentive awards to our executive officers for 2013 should continue to be composed of 60% stock options and 40% restricted stock (each measured by fair value on the date of grant), as was the case for 2010, 2011 and 2012.

In selecting a mixture of stock options and restricted stock for our long-term incentive awards, the committee noted that:

•
the stock option award would provide potential value for executive officers that is tied solely to stock price appreciation after the date of grant;

•
the stock option and restricted stock awards would be subject to time vesting provisions and therefore create an additional retention mechanism for executive officers;

•
the restricted stock award would foster stock ownership by executive officers; and

•
the restricted stock award would provide value for executive officers that fluctuates with total stockholder return (including dividends).

Approval of Awards for 2013

The compensation committee approved long-term incentive awards during 2013 pursuant to our 2009 Equity and Incentive Plan consisting of 105,620 stock options and 23,050 shares of restricted stock for our executive officers in the aggregate.

All of our executive officers were granted awards on August 12, 2013 (other than Mr. Hall who received an award upon joining the company in July 2013 and did not receive an award on August 12, 2013). The compensation committee chose August 12, 2013 for the grant date for these awards because it was first business day following the anniversary of our IPO. In selecting August 12, 2013 as the grant date, the compensation committee also noted that we had reported our financial results for the second quarter of 2013 on August 6, 2013.

•
On the grant date, the committee approved dollar-denominated stock option and restricted stock awards for the individual executive officers. In setting the dollar-denominated values of the individual awards, the committee considered the competitive general industry market median value for the position (adjusted to reflect the individual's current base salary) as determined by Towers Watson, our outside compensation consultant. The committee also considered the recommendations from our chief executive officer for the long-term incentive awards to each of the executive officers other than himself. These recommendations took into account the chief executive officer's assessment of each individual's operating responsibilities, management level, and tenure and performance in the position.

•
After the close of business on the grant date, the dollar-denominated awards were translated into an actual number of stock options and an actual number of shares of restricted stock using that day's closing price for our stock on the NYSE as the input to valuation formulas recommended by our outside compensation consultant and approved in advance by the committee. Similarly, the exercise price for the stock options was set to equal that day's closing price. The number of stock options represented 60% of the total value on the grant date, and the number of shares of restricted stock represented the remaining 40%.

The terms and conditions of these long-term incentive awards were as follows:

•
The shares of restricted stock granted to our executive officers will vest on the third anniversary of the grant date, subject to earlier forfeiture or accelerated vesting (as described below). Until vested, the shares of restricted stock may not be sold, assigned, transferred, donated, pledged, or otherwise disposed of (except by will or the laws of descent and distribution). We will pay dividends on the restricted stock to our executive officers during the vesting period.

•
Subject to earlier forfeiture or accelerated vesting (as described below), the options granted during 2013 will generally become exercisable in three equal annual installments following the date of grant and will expire ten years from the date of grant.

•
As discussed below, upon a change in control, the restrictions, limitations, and conditions applicable to the restricted stock and stock option awards will lapse and the awards will become fully vested and exercisable. The awards will also become fully vested and exercisable upon death or disability.

Additional information with respect to the compensation committee's grants of restricted stock and stock options to our named executive officers during 2013 is set forth below under the heading "Executive Compensation—Grants of Plan-based Awards."

Design of Awards for 2014

On December 17, 2013, the compensation committee determined that it would be in the company's best interests to begin to grant performance shares as a component of the company's long-term incentive program in 2014. These performance shares are settled in shares of common stock in an amount based on the company's three-year total shareholder return as compared to the total shareholder return of companies in the S&P 500 index, with 50%, 100% or 200% of the target number of shares to be delivered based on achieving threshold, target and maximum performance levels, respectively, and may be increased or decreased by up to 20% based on the company's total shareholder return relative to a select fertilizer peer group, which includes Agrium Inc, CVR Partners LP, Incitec Pivot Ltd, LSB Industries, Inc., The Mosaic Company, Potash Corporation of Saskatchewan Inc., and Yara International ASA. For 2014, to further align the interests of our stockholders and our executive officers and consistent with a report and advice from Towers Watson regarding competitive market practices regarding the use of long-term incentives, the compensation committee determined that the long-term incentive awards to our executive officers would be comprised of 60% stock options, 20% restricted stock units and 20% performance shares (each measured by fair value on the date of grant).

Historically, it had been the compensation committee's practice to grant long-term incentive awards during the third quarter to coincide with the anniversary date of our IPO. During 2013, in connection with the decision to begin granting performance shares as a component of the company's long-term incentive program, the compensation committee determined to instead make annual grants of long-term incentive awards during the first quarter commencing with annual grants for 2014 to better align the grant date with the company's annual financial results and performance. Accordingly, on March 3, 2014, the compensation committee approved long-term incentive awards for our executive officers for 2014 pursuant to our 2009 Equity and Incentive Plan consisting of 85,500 stock options, 7,115 restricted stock units and 4,690 target performance shares in the aggregate.

Change in Control, Severance, and Retirement Benefits

The compensation committee reviewed our change in control, severance, and retirement benefits during 2013 as described below. Based on its review, and after considering the factors noted below, the committee determined that our change in control, severance, and retirement benefits continue to serve the best interests of the company and our stockholders and are consistent with competitive market practices.

Change in Control Benefits

With respect to our change in control benefits, the committee noted that we have change in control agreements with our executive officers, as well as certain change in control benefits for all of the participants (including the executive officers) under our 2009 Equity and Incentive Plan. Additional information regarding these benefits is set forth below under the heading "Executive Compensation—Potential Payments Upon Termination or Change in Control."

In connection with its review, the committee noted that the change in control agreements with our executive officers are:

•
intended to provide some level of income continuity for an executive officer should his or her employment be terminated by us without cause or by him or her for good reason in connection with a change in control;

•
designed to avoid unwanted management turnover in the event of a potential change in control; and

•
designed to ensure that the executive officer's personal interests will remain aligned with the interests of our stockholders in the event of a potential change in control.

The committee also noted that our change in control agreements require both (i) a change in control and (ii) a qualifying termination of the executive officer's employment (sometimes referred to as a "double trigger"), before any benefits will be owing to the executive officer under the agreement.

In addition, the committee noted that our 2009 Equity and Incentive Plan provides that all plan-based awards will be deemed fully achieved, fully vested, and fully exercisable upon a change in control (sometimes referred to as a "single trigger"), unless the committee determines otherwise with respect to a particular award at the time of grant and reflects this determination in the applicable award agreement. In this regard, the committee noted it would be difficult to preserve the original performance and vesting goals in our plan-based awards following a change in control, given the fundamental changes in our organization, capital structure, and operations that would typically result from such a transaction. Accordingly, all of our plan-based awards have included this change in control provision for the benefit of our executive officers and the other participants. The 2014 Equity and Incentive Plan contains the same change in control provisions.

As part of its review, the committee reviewed "tally sheets," estimating these benefits for our chief executive officer and the other named executive officers under various assumptions and scenarios.

Based on its review, and the other factors noted above, the committee determined that our change in control benefits serve the best interests of the company and our stockholders and are consistent with competitive market practices.

Severance Benefits

With respect to our severance benefits, the committee noted that none of our executive officers has any employment or severance agreement, and none of our executive officers is entitled to receive any other severance benefits, except for (i) the change in control agreements and change in control benefits discussed above, (ii) such severance benefits as we may provide under our standard policies applicable to all employees, (iii) such severance benefits as we may be required to pay under applicable law in certain jurisdictions, and (iv) such additional severance benefits as our compensation committee may approve in certain instances. Based on its review, and the other factors noted above, the committee determined that our severance benefits serve the best interests of the company and our stockholders and are consistent with competitive market practices.

Retirement Benefits

With respect to our retirement benefits, the committee noted that we maintain tax-qualified and nonqualified defined benefit, defined contribution, and deferred compensation plans. Additional information regarding these benefits is set forth below under the headings "Executive Compensation—Retirement Benefits" and "Executive Compensation—Nonqualified Deferred Compensation."

Effective January 1, 2013, our defined benefit pension plan was renamed the CF Industries Holdings, Inc. Pension Plan (the "Pension Plan"). The Pension Plan includes three components. Supplement A of the Pension Plan, which we refer to herein as the New Retirement Plan, is a new defined benefit pension plan, which was approved by the committee in 2012 and become effective on January 1, 2013, under which all domestic employees (including executive officers) became eligible to participate as of January 1, 2013, except for those employees who participate in Supplement B of the Pension Plan, our historic defined benefit pension plan, which we refer to herein as the Old Retirement Plan and which was closed to new participants on December 31, 2003. Executive officers who joined the company after that date are ineligible to receive any pension benefits under the Old Retirement Plan, but are eligible for benefits under the New Retirement Plan. Under the New Retirement Plan, we credit the account of each participating employee an amount between 4% and 7% (depending on years of service) of the participant's eligible compensation. For our executive officers, eligible compensation is limited to base salary. Each participant's account will earn an annual return based on the greater of (i) the annual yield on 10-year treasury nominal securities and (ii) 3% annual interest. The third component of the Pension Plan is Supplement C, which was formerly known as the Terra Industries Inc. Employees' Retirement Plan and covers employees who commenced employment with Terra Industries, or any other entity that was an employer under the former plan, prior to August 1, 2003.

The committee also reviewed "tally sheets," estimating these benefits for our chief executive officer and the other named executive officers under various assumptions and scenarios.

For those employees who have reached the age of 60 with at least five years of service at the time of retirement, including our named executive officers, certain equity awards will be subject to continued vesting and exercisability.

Based on its review, and the other factors noted above, the committee determined that our retirement benefits serve the best interests of the company and our stockholders and are consistent with competitive market practices.

Chief Executive Officer Transition and Compensation of the Former Chief Executive Officer

On December 18, 2013, in connection with his retirement as president and chief executive officer and his continued service as a director, the Board, upon recommendation of the compensation committee, approved compensation of $360,000 per year, payable quarterly, for Mr. Wilson's service as director and non-executive chairman. This compensation is in lieu of any other compensation generally paid to non-employee directors of the company. Further, the compensation committee approved an amendment to the outstanding stock options and restricted stock awards held by Mr. Wilson at the time of his retirement, which amendment clarified that such outstanding equity awards will continue to vest during his continued service as a director. Mr. Wilson did not receive any cash or other severance benefits in connection with his retirement. Set forth below is a discussion of Mr. Wilson's compensation for 2013.

Short-term Incentive Payment for 2013

The compensation committee recently determined that Mr. Wilson earned $2,557,500 (representing 233% of his base salary and 186% of the relevant target) with respect to his annual incentive award for 2013. Additional information with respect to Mr. Wilson's annual incentive award for 2013 and our subsequent cash payment to him on that award is set forth above under the heading "Approval of Annual Incentive Payments for 2013" and below under the headings "Executive Compensation—Summary Compensation Table," and "Executive Compensation—Grants of Plan-based Awards."

Long-term Incentive Awards for 2013

The compensation committee also granted Mr. Wilson 49,970 stock options and 9,470 shares of restricted stock on August 12, 2013. In making this award, the committee considered a competitive market assessment performed by our outside compensation consultant as well as the other factors discussed above. Additional information regarding the committee's review of our long-term incentive program and the terms and conditions of our stock option and restricted stock awards for 2013 is set forth above under the heading "Long-term Incentives."

Change in Control, Severance, and Retirement Benefits

The compensation committee also reviewed our change in control, severance, and retirement benefits during 2013, with a particular focus on the benefits Mr. Wilson would receive upon such an event. As part of its review, the committee reviewed "tally sheets," estimating the benefits that Mr. Wilson would receive under various assumptions and scenarios. In addition, as noted above, in connection with his retirement, the committee determined that Mr. Wilson's outstanding equity awards would continue to vest during his continued service as a director. Based on its review, and the other factors noted above, the committee determined that Mr. Wilson's change in control, severance, and retirement benefits serve the best interests of the company and our stockholders and are consistent with competitive market practices. As of his retirement effective January 1, 2014, Mr. Wilson is no longer covered under any change in control agreement with the company and, therefore, he is not entitled to any change in control benefits other than any benefits provided under the change in control provisions of our equity plans that govern equity awards generally. Additional information regarding the committee's activities in this regard is set forth above under the heading "Change in Control, Severance, and Retirement Benefits."

Additional information with respect to Mr. Wilson's total compensation and benefits for 2011, 2012, and 2013 is set forth below under the heading "Executive Compensation."

Compensation of the Current Chief Executive Officer

In connection with Mr. Will's election to the position of president and chief executive officer of the company, on December 18, 2013, the compensation committee approved (i) a base salary for 2014 of $860,000 and (ii) a target bonus incentive for 2014 of 100% of his base salary under the company's short-term incentive program, each as further described below.

Cash Compensation for 2014

The compensation committee approved a base salary of $860,000 for Mr. Will for 2014 and an annual incentive target equal to 100% of his base salary in connection with his election to the position of president and chief executive officer. In setting Mr. Will's base salary and annual incentive target for 2014, the committee considered (i) a competitive market assessment performed by Towers Watson, our outside compensation consultant, (ii) our Board's annual evaluation of Mr. Will's overall performance, and (iii) the goals and objectives of our executive compensation plans. The committee also considered the current conditions in the overall economy, and the announced decisions at other companies regarding cash compensation for chief executive officers. Additional information regarding the committee's approval of Mr. Will's base salary and his annual incentive target for 2014 is set forth above under the heading "Cash Compensation."

Short-term Incentive Award for 2014

The compensation committee recently granted Mr. Will an annual incentive award for 2014. Mr. Will's annual incentive payment for 2014 will be based in the first instance on our attaining the primary EBITDA performance objective of $500 million. If the primary EBITDA performance objective is attained, Mr. Will's actual annual incentive payment will be determined by the committee using its negative discretion authority based on our level of achievement of RONA for the year, ranging from (i) a threshold-level payment equal to 50% of his base salary at an RONA of 28%, (ii) a target-level payment equal to 100% of his base salary at an RONA of 39%, and up to (iii) a maximum payment equal to 200% of his base salary at an RONA of 50%. Straight line interpolation is used to determine the achievement percentage for RONA between threshold, target and maximum performance levels. Additional information regarding the terms and conditions of Mr. Will's annual incentive award for 2014 is set forth above under the heading "Short-term Incentives."

Change in Control, Severance, and Retirement Benefits

The compensation committee also reviewed our change in control, severance, and retirement benefits during 2013, with a particular focus on the benefits Mr. Will would receive upon such an event now or in the future. As part of its review, the committee reviewed "tally sheets," estimating the benefits that Mr. Will would receive under various assumptions and scenarios. Based on its review, and the other factors noted above, the committee determined that Mr. Will's change in control agreement should be amended in connection with his election to the position of president and chief executive officer to reflect the level of change in control benefits that were provided to our former chief executive officer. Specifically, Mr. Will's amended change in control agreement provides that upon a qualifying termination, as described in more detail under the heading "Executive Compensation—Potential Payments Upon Termination or Change in Control," he will be entitled to (i) a lump sum payment equal to three times the sum of his base salary and target annual incentive payment; (ii) welfare benefit continuation for a period of three years and outplacement services for a period of up to two years; (iii) a pro-rata annual incentive payment for the year of termination, assuming target levels of performance or, if higher, actual year-to-date performance; (iv) a cash payment equal to the actuarial value of three additional years of age and service credit under our New Retirement Plan and our Supplemental Benefit and Deferral Plan; and (v) a cash payment equal to the contributions that we would have made on his behalf for a period of three years under our Company 401(k) Plan and the related amounts that we would have credited to his account balance under our Supplemental Benefit and Deferral Plan. Mr. Will's amended change in control agreement does not provide for an excise tax gross-up. The committee determined that Mr. Will's change in control benefits, as set forth in his amended change in control agreement, and his other severance and retirement benefits, provide for benefits that are consistent with competitive market practices for a chief executive officer and are in the best interests of the company and our stockholders. Additional information regarding Mr. Will's change in control benefits is set forth below under the heading "Executive Compensation—Potential Payments Upon Termination or Change in Control." Additional information regarding the committee's activities with respect to such benefits is set forth above under the heading "Change in Control, Severance, and Retirement Benefits."

Additional information with respect to Mr. Will's total compensation and benefits for 2011, 2012, and 2013 is set forth below under the heading "Executive Compensation."

 Industry Reference Group

As noted above, the compensation committee has adopted an industry reference group for use in establishing compensation and incentive levels. During 2013, the committee revised the reference group so that it comprises the following 14 companies:

Global Industry Classification Standard Subindustry Description	Company Name
Fertilizers and Agricultural Chemicals	Agrium Inc. The Mosaic Company Potash Corporation of Saskatchewan Inc. The Scotts Miracle-Gro Company
Specialty Chemicals	Albemarle Corporation
Commodity Chemicals	Celanese Corporation Westlake Chemical Corporation
Diversified Chemicals	Ashland Inc. Eastman Chemical Company FMC Corporation Huntsman International LLC
Agricultural Products	Ingredion Incorporated (formerly known as Corn Products International, Inc.)
Industrial Gases	Air Products and Chemicals, Inc.
Coal and Consumable Fuels	Arch Coal, Inc.

During 2012, our peer group included Cytec Industries Inc. (Specialty Chemicals). Our compensation committee removed Cytec Industries Inc. from the reference group because it had divested several business units resulting in corporate revenues below $2 billion and, based on the recommendation of Towers Watson, replaced it with Westlake Chemical Corporation, which is a commodity chemicals producer within the revenue and market capitalization range of our reference group. We include a subset of this industry reference group in our "peer group" for purposes of the stock price performance graph included within our 2013 Annual Report. We have selected Agrium Inc., The Mosaic Company, and Potash Corporation of Saskatchewan Inc. for this purpose because they comprise the members of our reference group that are publicly traded manufacturers of fertilizers with headquarters in North America.

Stockholder Say on Pay Votes

We provide our stockholders with the opportunity to cast an annual advisory vote to approve the compensation of our named executive officers (a "Say on Pay" proposal). At each of our annual meetings of stockholders held in May 2011, May 2012 and May 2013, greater than 90% of the votes cast on the Say on Pay proposal at the particular meeting were voted in favor of the proposal. The compensation committee believes this affirms stockholders' support of CF Industries' approach to executive compensation, and did not change its approach for 2014 in response to the outcome of the Say on Pay vote. The compensation committee will continue to consider the outcome of our stockholders' Say on Pay votes when making future compensation decisions for the named executive officers.

Financial Restatements

It is the policy of our Board that the compensation committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers if the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, we will seek to recover any amount determined to have been received inappropriately by an executive officer. The compensation committee includes "clawback" language in the forms of incentive award agreements that we use with executive officers in order to enhance the enforceability of these provisions.

Stock Ownership Guidelines

The Board believes that our directors and officers should be stockholders of CF Industries and, based on the recommendation of the compensation committee, has established guidelines for stock ownership.

•
Directors will have five years from the date of their appointment or election to achieve stock ownership with a market value equal to five times their annual cash retainer.

•
Officers will have five years from their date of hire or promotion to achieve stock ownership with a market value equal to (i) five times annual base salary in the case of the chief executive officer, (ii) two times annual base salary in the case of several other executive officers, and (iii) one times annual base salary in the case of the other officers.

For purposes of these guidelines, stock ownership includes (i) any purchased stock, (ii) any "phantom" stock held in our qualified and non-qualified deferred compensation and retirement plans, (iii) any vested stock awards, and (iv) the after-tax portion (assuming a maximum tax rate) of the "spread" on any vested stock option awards (i.e., the amount by which the market value of the underlying stock exceeds the exercise price of the vested stock options).

Once an individual meets his or her ownership guideline requirements, it is expected that he or she will maintain ownership at the required levels as stock prices and salaries change over time. It is also expected that the individual will not sell any shares unless he or she has achieved compliance with the ownership guidelines before the sale and that he or she will retain enough shares following the sale in order to remain in compliance with the guidelines.

We may facilitate stock ownership by directors and officers through grants of equity-based compensation under our 2009 Equity and Incentive Plan. We have a Policy on Insider Trading, which prohibits our directors, officers, and employees from trading in derivatives on our stock, selling our stock "short," or holding our stock in margin accounts.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits our federal income tax deduction to $1,000,000 per year for compensation paid to our chief executive officer or certain of the other named executive officers. Compensation that is performance-based is not, however, subject to the deduction limit, provided certain requirements of Section 162(m) are satisfied. We believe that our 2009 Equity and Incentive Plan complies with the Section 162(m) regulations adopted by the Internal Revenue Service, permitting us to grant performance-based compensation which is not subject to the $1,000,000 limit otherwise imposed by Section 162(m). We will generally seek to preserve the deductibility of performance-based compensation by meeting the requirements of Section 162(m) to the extent practicable and in the best interests of CF Industries and its stockholders. If our 2014 Equity and Incentive Plan is not approved, future awards under our 2009 Equity and Incentive Plan will no longer qualify for the performance-based compensation exception to Section 162(m).

Compensation Consultant Matters

As noted above, the compensation committee has engaged Towers Watson, an outside global human resources consulting firm, to assist the committee in making recommendations and decisions regarding compensation for our directors and executive officers. The fees paid to Towers Watson for its services to the committee were $98,000 in 2013, $133,000 in 2012 and $90,000 in 2011.

In addition, with the prior approval of the compensation committee chairman in each instance, our senior vice president, human resources has engaged Towers Watson to provide various compensation and benefits consulting services to management. The fees paid to Towers Watson for these services to management were $179,000, in 2013, $68,000 in 2012 and $50,000 in 2011.

The compensation committee has determined, after appropriate inquiry (and taking into account the other fees described above), including consideration of Towers Watson's independence in light of the factors set forth under Rule 10C-1 of the Exchange Act, that no conflicts of interest exist with respect to Towers Watson's engagement as the committee's independent compensation consultant.

COMPENSATION AND BENEFITS RISK ANALYSIS

As noted above, the compensation committee has reviewed the potential effects of the various components of our compensation and benefits program upon individual and collective behavior and, ultimately, upon our risk profile and our overall approach to risk management. After reviewing the relevant features of:

•
our annual incentive program, including (i) the selection of appropriate performance metrics, (ii) the focus on collective rather than individual behaviors, (iii) the process by which the compensation committee establishes target bonus opportunities as well as threshold, target, and ceiling performance levels, (iv) the consistency of our short-term incentive practices with the practices at comparable companies, (v) the control environment within which business decisions are made, (vi) the periodic reporting to the compensation committee regarding corporate performance, (vii) the discretion the compensation committee has retained to adjust annual incentive payments under appropriate circumstances, and (viii) the "clawback" provisions in our policy regarding financial restatements;

•
our long-term incentive program, including (i) the levels of common stock ownership and equity-based awards held by our executive officers, (ii) the use of restricted stock as well as stock options in making stock-based awards to executive officers, (iii) the consistency of our long-term incentive practices with the practices at comparable companies, and (iv) the limitations on trading imposed by our stock ownership guidelines and our Policy on Insider Trading;

•
our change-in-control benefits, including the facts that the change-in-control agreements with our executive officers are (i) intended to provide some level of income continuity for an executive officer should his or her employment be terminated by us without cause or by him or her for good reason in connection with a change in control, (ii) designed to avoid unwanted management turnover in the event of a potential change in control, and (iii) designed to ensure that the executive officer's personal interests will remain aligned with the interests of our stockholders in the event of a potential change in control; and

•
our other awards, plans, programs, policies, and practices, including (i) the appropriateness of the incentives created thereby, (ii) the focus on collective rather than individual behaviors, (iii) the control environment, and (iv) the absence of personal objectives and direct financial incentives with respect to raw materials procurement and transactions involving natural gas derivatives;

the compensation committee believes that the company's compensation and benefits program balances risk and potential reward in a manner that is appropriate to the circumstances and in the best interests of the company's stockholders over the long term.

COMPENSATION COMMITTEE REPORT

The compensation committee oversees our compensation and employee benefit plans and practices, including our executive compensation plans, director compensation plans, and other incentive compensation and equity-based plans. The compensation committee is composed of five non-employee directors and operates under a written charter adopted by our Board. Each member of the compensation committee is independent within the meaning of the rules of the corporate governance standards of the NYSE applicable to compensation committee members. Our Board has also determined that all of the members of the committee qualify as "non-employee directors," within the meaning of Rule 16b-3 promulgated under the Exchange Act, and "outside directors," within the meaning of Section 162(m) of the Internal Revenue Code.

The compensation committee held six meetings during the year ended December 31, 2013 and met in executive session at each of the five meetings that were held in person and at the one telephonic meeting. The compensation committee also reviewed and discussed with management the compensation discussion and analysis section of this Proxy Statement.

Based on its review and the foregoing meetings and discussions, the compensation committee recommended to the Board that the compensation discussion and analysis section be included in this Proxy Statement and in our Annual Report on Form 10-K for filing with the SEC.

Robert C. Arzbaecher (Chairman)
Stephen A. Furbacher
Stephen J. Hagge
John D. Johnson
Edward A. Schmitt

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation we provided with respect to the years ended December 31, 2011, 2012, and 2013 for (i) our principal executive officer, (ii) our principal financial officer, and (iii) our four other most highly compensated executive officers (as determined on the basis of their total compensation for 2013 other than changes in pension value and nonqualified deferred compensation earnings). We refer to these six individuals in this Proxy Statement as our "named executive officers." As noted in footnote 7 to the following table, Mr. Wilson served as president and chief executive officer through the years ended December 31, 2011, 2012, and 2013 and retired as president and chief executive officer of the company effective January 1, 2014. Mr. Will became the new president and chief executive officer on January 2, 2014. Accordingly, in line with the rules governing the information to be provided in this table, Mr. Wilson was the only principal executive officer during fiscal years 2011, 2012, and 2013. Mr. Will also is included in the table below with respect to his position as senior vice president, manufacturing and distribution, which he held through the fiscal year ended December 31, 2013.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-equity Incentive Plan Compen- sation(1)(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)(5) ($)	All Other Compensation(6) ($)	Total ($)
W. Anthony Will(7)	2013	490,000	319,402	479,785	592,400	18,380	45,504	1,945,471
President and Chief Executive Officer	2012	470,000	349,356	492,450	611,000	—	61,106	1,983,912
Former Senior Vice President, Manufacturing and Distribution	2011	450,000	278,237	336,683	585,000	—	52,624	1,702,544
Stephen R. Wilson(7)	2013	1,100,000	1,800,436	2,699,869	2,557,500	57,355	135,134	8,350,294
Former President and Chief Executive	2012	1,050,000	1,860,113	2,627,476	2,625,000	1,065,643	161,118	9,389,350
Officer	2011	1,000,000	1,389,691	1,684,642	2,400,000	508,102	135,662	7,118,097
Dennis P. Kelleher(8)	2013	530,000	359,327	539,758	640,800	16,278	45,533	2,131,696
Senior Vice President and Chief	2012	515,000	349,356	492,450	669,500	—	57,098	2,083,404
Financial Officer	2011	180,822	883,553	748,925	236,700	—	7,308	2,057,308
Bert A. Frost	2013	470,000	319,402	479,785	568,200	17,887	42,100	1,897,374
Senior Vice President, Sales and	2012	450,000	349,356	492,450	585,000	—	54,688	1,931,494
Market Development	2011	425,000	278,237	336,683	552,500	—	52,019	1,644,439
Philipp P. Koch	2013	450,000	279,476	419,812	544,100	233,514	39,385	1,966,287
Senior Vice President, Supply Chain	2012	420,000	302,567	427,005	546,000	429,427	50,672	2,175,671
	2011	400,000	231,865	280,876	520,000	209,550	44,309	1,686,600
Douglas C. Barnard(9)	2013	450,000	260,464	390,095	544,100	18,930	40,560	1,704,149
Senior Vice President, General	2012	420,000	278,653	394,283	546,000	—	54,508	1,693,444
Counsel, and Secretary	2011	400,000	207,930	252,666	480,000	—	47,773	1,388,369

(1)
Amounts in these two columns represent base salary and non-equity incentive plan compensation earned in 2011, 2012, and 2013 regardless of when such amounts are paid in cash.

(2)
Amounts in these two columns represent the grant date fair value computed in accordance with FASB ASC Topic 718 (without taking into account any estimate of forfeitures related to service-based vesting conditions) of the restricted stock and stock option awards that we granted to the named executive officers pursuant to our Equity and Incentive Plans. Our assumptions with respect to the FASB ASC Topic 718 valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2013. Additional information with respect to the outstanding restricted stock and stock option awards is set forth below under the headings "Grants of Plan-based Awards" and "Outstanding Equity Awards at Fiscal Year End."

(3)
Amounts in this column represent amounts that the named executive officers earned with respect to the years ended December 31, 2011, 2012, and 2013 as the result of annual incentive awards we granted to the named executive officers pursuant to our non-equity incentive plan. Additional information with respect to these annual incentive awards for 2013 is set forth below under the heading "Grants of Plan-based Awards."

(4)
Amounts in this column represent only the change during the particular year in the actuarial present value of the named executive officer's accumulated pension benefits under our Old Retirement Plan and our New Retirement Plan (each, a tax-qualified defined benefit pension plan) and our Supplemental Benefit and Deferral Plan (a nonqualified benefits restoration and deferred compensation plan). Our assumptions with respect to the determination of this value are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2013. For this purpose, we have also assumed retirement at age 65. Additional information with respect to our defined benefit pension plans is set forth below under the heading "Retirement Benefits."

(5)
This column does not include any above-market or preferential earnings with respect to nonqualified deferred compensation, since all earnings were determined by a third-party plan administrator and set to equal the published total return on notional capital market investments selected in advance by the named executive officers. Additional information with respect to the named executive officers' nonqualified deferred compensation earnings is set forth below under the heading "Nonqualified Deferred Compensation."

(6)
Amounts in this column for 2013 represent (i) employer contributions and credits to the Company 401(k) Plan (a tax-qualified defined contribution retirement plan), which we refer to herein as our 401(k) Plan, and to our Supplemental Benefit and Deferral Plan, (ii) employer-paid term life insurance premiums, and (iii) dividends on restricted stock, in each case as set forth in the following table.

Name	Employer Contributions and Credits to Retirement Plans ($)	Employer-paid Life Insurance Premiums ($)	Dividends on Restricted Stock ($)	Total ($)
W. Anthony Will	29,400	1,084	15,020	45,504
Stephen R. Wilson	66,000	2,079	67,055	135,134
Dennis P. Kelleher	31,800	1,173	12,560	45,533
Bert A. Frost	28,200	1,040	12,860	42,100
Philipp P. Koch	27,000	996	11,389	39,385
Douglas C. Barnard	27,000	996	12,564	40,560

  None of the named executive officers received any perquisites or personal benefits during 2013 with an aggregate value of $10,000 or more. Mr. Wilson received no additional compensation for his service as a director or as the chairman of our Board. In addition, none of the named executive officers received additional compensation for their service as a director or executive officer of TNGP.

(7)
Mr. Wilson retired from his positions as president and chief executive officer effective January 1, 2014. Mr. Will was elected president and chief executive officer of the company effective January 2, 2014.

(8)
Mr. Kelleher joined the company in August 2011.

(9)
The compensation committee determined to include compensation-related disclosure for Mr. Barnard in order to present information with respect to five continuing executive officers (in addition to Mr. Wilson, who retired on January 1, 2014).

Grants of Plan-based Awards

The following table shows all plan-based awards that we granted for the year ended December 31, 2013 to each of the named executive officers. Additional information regarding these awards is set forth above under the heading "Summary Compensation Table."

		Estimated Future Payouts Under Non-equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(2) (#)
							Exercise or Base Price of Option Awards(2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
W. Anthony Will	12/10/12	159,250	318,500	637,000
	8/12/13				1,680	8,880	190.12	799,186
Stephen R. Wilson	12/10/12	687,500	1,375,000	2,750,000
	8/12/13				9,470	49,970	190.12	4,500,306
Dennis P. Kelleher	12/10/12	172,250	344,500	689,000
	8/12/13				1,890	9,990	190.12	899,085
Bert A. Frost	12/10/12	152,750	305,500	611,000
	8/12/13				1,680	8,880	190.12	799,186
Philipp P. Koch	12/10/12	146,250	292,500	585,000
	8/12/13				1,470	7,770	190.12	699,288
Douglas C. Barnard	12/10/12	146,250	292,500	585,000
	8/12/13				1,370	7,220	190.12	650,560

(1)
Messrs. Will, Wilson, Kelleher, Frost, Koch, and Barnard were assigned target award opportunities equal to 65%, 125%, 65%, 65%, 65%, and 65% of their respective base salaries. The terms and conditions of these awards are described above under the heading "Compensation Discussion and Analysis—Short-term Incentives." We recently determined the amounts that each of the named executive officers had earned with respect to these awards, based on our corporate performance for 2013, as set forth above under the heading "Summary Compensation Table."

(2)
The shares shown in this column are shares of restricted stock that will vest on the third anniversary of the grant date, subject to earlier forfeiture or accelerated vesting. Until vested, the shares of restricted stock may not be sold, assigned, transferred, donated, pledged, or otherwise disposed of (except by will or the laws of descent and distribution). We will pay dividends on the restricted stock to the named executive officers during the vesting period. Subject to earlier forfeiture or accelerated vesting, the options granted during 2013 will generally become exercisable in three equal annual installments following the date of grant and will expire ten years from the date of grant. The accelerated vesting provisions and the other terms and conditions of these restricted stock and stock option awards are described above under the heading "Compensation Discussion and Analysis—Long-term Incentives."

(3)
Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 (without taking into account any estimate of forfeitures related to service-based vesting conditions) of the restricted stock and stock option awards that we granted to the named executive officers pursuant to our 2009 Equity and Incentive Plan. Our assumptions with respect to the FASB ASC Topic 718 valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2013.

 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning the outstanding equity awards held as of December 31, 2013 by each of the named executive officers. Additional information with respect to the equity awards granted during 2013 is set forth above under the heading "Grants of Plan-based Awards."

	Option Awards(1)(3)				Stock Awards(2)(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
W. Anthony Will	4,900	—	44.15	4/24/2017	—	—
	3,800	—	51.95	8/10/2017	—	—
	4,970	—	125.33	8/11/2018	—	—
	6,700	—	82.03	8/10/2019	—	—
	6,800	—	67.04	5/25/2020	—	—
	7,400	—	81.30	8/10/2020	—	—
	3,659	1,831	149.59	8/10/2021	1,860	433,454
	2,031	4,064	207.95	8/10/2022	1,680	391,507
	—	8,880	190.12	8/12/2023	1,680	391,507
Stephen R. Wilson	27,470	—	125.33	8/11/2018	—	—
	37,100	—	82.03	8/10/2019	—	—
	49,600	—	81.30	8/10/2020	—	—
	18,313	9,157	149.59	8/10/2021	9,290	2,164,942
	10,839	21,681	207.95	8/10/2022	8,945	2,084,543
	—	49,970	190.12	8/12/2023	9,470	2,206,889
Dennis P. Kelleher(4)	7,140	3,570	170.57	8/22/2021	1,944	453,030
	2,031	4,064	207.95	8/10/2022	1,680	391,507
	—	9,990	190.12	8/12/2023	1,890	440,446
Bert A. Frost	6,235	—	48.64	12/11/2018	—	—
	5,900	—	82.03	8/10/2019	—	—
	9,900	—	81.30	8/10/2020	—	—
	3,659	1,831	149.59	8/10/2021	1,860	433,454
	2,031	4,064	207.95	8/10/2022	1,680	391,507
	—	8,880	190.12	8/12/2023	1,680	391,507
Philipp P. Koch	1,500	—	82.03	8/10/2019	—	—
	9,900	—	81.30	8/10/2020	—	—
	3,053	1,527	149.59	8/10/2021	1,550	361,212
	1,761	3,524	207.95	8/10/2022	1,455	339,073
	—	7,770	190.12	8/12/2023	1,470	342,569
Douglas C. Barnard	4,660	—	125.33	8/11/2018	—	—
	6,700	—	82.03	8/10/2019	—	—
	6,800	—	67.04	5/25/2020	—	—
	6,600	—	81.30	8/10/2020	—	—
	2,746	1,374	149.59	8/10/2021	1,390	323,926
	1,626	3,254	207.95	8/10/2022	1,340	312,274
	—	7,220	190.12	8/12/2023	1,370	319,265

(1)
The stock options were granted on the dates that are ten years prior to the option expiration dates shown in the same row of the table in each instance.

(2)
Except as otherwise noted, the shares of restricted stock were granted on the same dates as the stock options shown in the same row of the table in each instance.

(3)
The shares of restricted stock listed for all of our officers (other than Mr. Kelleher's award from August 2011 as noted in footnote 4) will vest on the third anniversary of the grant date, subject to earlier forfeiture or accelerated vesting. Until vested, the shares of restricted stock may not be sold, assigned, transferred, donated, pledged, or otherwise disposed of (except by will or the laws of descent and distribution). We will pay dividends on the restricted stock to the named executive officers during the vesting period. Subject to earlier forfeiture or accelerated vesting, (i) the options granted on May 25, 2010 became exercisable on the third anniversary following the date of grant and will expire ten years from the date of grant and (ii) the other options shown in the table will generally become exercisable in three equal annual installments following the date of grant and will expire ten years from the date of grant. The accelerated vesting provisions and the other terms and conditions of the restricted stock and stock option awards granted in 2013 are described above under the heading "Compensation Discussion and Analysis—Long-term Incentives."

(4)
Mr. Kelleher received an award of 5,180 shares of restricted stock in August 2011 upon joining the company. 31.25% of these shares vested on the first anniversary of the grant date, 31.25% of these shares vested on the second anniversary of the grant date and 37.5% will vest on the third anniversary of the grant date, subject to earlier forfeiture or accelerated vesting.

Option Exercises and Stock Vested

The following table sets forth certain information concerning stock option exercises by each of the named executive officers and the vesting of restricted stock held by each of the named executive officers during the year ended December 31, 2013.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Anthony Will	—	—	6,100	1,143,005
Stephen R. Wilson	140,600	25,861,359	17,100	3,219,075
Dennis P. Kelleher	—	—	1,618	313,763
Bert A. Frost	175	29,526	3,400	640,050
Philipp P. Koch	—	—	3,400	640,050
Douglas C. Barnard	—	—	5,800	1,086,530

Retirement Benefits

The following table sets forth certain information concerning accumulated retirement benefits as of December 31, 2013 for each of the named executive officers.

Name	Plan Name(1)	Number of Years Credited Service(2) (#)	Present Value of Accumulated Benefit(2)(3) ($)	Payments During Last Fiscal Year ($)
W. Anthony Will(4)	New Retirement Plan	6.7	9,565	—
	Supplemental Benefit and Deferral Plan	6.7	8,815	—
Stephen R. Wilson	Old Retirement Plan	22	1,013,742	—
	Supplemental Benefit and Deferral Plan	22	4,641,816	—
Dennis P. Kelleher(4)	New Retirement Plan	2.4	7,832	—
	Supplemental Benefit and Deferral Plan	2.4	8,446	—
Bert A. Frost(4)	New Retirement Plan	5.1	9,705	—
	Supplemental Benefit and Deferral Plan	5.1	8,182	—
Philipp P. Koch	Old Retirement Plan	9.5	371,848	—
	Supplemental Benefit and Deferral Plan	9.5	922,000	—
Douglas C. Barnard	New Retirement Plan	10	10,727	—
	Supplemental Benefit and Deferral Plan	10	8,203	—

(1)
Our Old Retirement Plan and our New Retirement Plan are each a tax-qualified defined benefit pension plan. Our Supplemental Benefit and Deferral Plan is a nonqualified benefits restoration and deferred compensation plan.

(2)
The combined annual pension benefit under our Old Retirement Plan and our Supplemental Benefit and Deferral Plan assuming retirement at age 65 is equal to the product of (i) 1.75% times (ii) highest average earnings (base salary plus annual incentive earnings) over any consecutive 60 months times (iii) years of eligible service, reduced by a Social Security offset allowance; provided, however, that based on the normal form of benefit, the combined annual pension benefit will be capped at $400,000 per year. Benefits under our Old Retirement Plan are paid on a straight line annuity basis, but married participants are paid an actuarially equivalent qualified joint and survivor annuity unless they elect a straight line annuity. Benefits under our Supplemental Benefit and Deferral Plan are paid in a lump sum unless the participant has elected a form of annuity permitted under our Old Retirement Plan. A special spousal benefit is payable as either a lump sum or, solely with respect to any qualified benefits, an annuity, in the event of a participant's death while an active employee. Participants who retire early between the ages of 55 and 65 will be entitled to receive a reduced annual pension benefit as set forth in the following table. Mr. Koch is

  62 years old. Except as discussed below under the heading "Potential Payments Upon Termination or Change in Control," we have no policy for granting extra years of age or service credit.

Payments Begin at Age	Percent of Full Benefit
65	100.00%
64	93.33%
63	86.67%
62	80.00%
61	73.33%
60	66.67%
59	63.33%
58	60.00%
57	56.67%
56	53.33%
55	50.00%

  The annual pension benefit under our New Retirement Plan assuming retirement at age 65 is equal to the actuarial equivalent of a participant's cash balance account expressed as a single-life annuity payable monthly. The company provides an annual credit to each participant's cash balance account equal to a percentage of the participant's eligible compensation determined based on a participant's years of service (as set forth in the table below). Each participant's cash balance account will earn an annual return based on the greater of (i) the annual yield on 10-year treasury nominal securities and (ii) 3% annual interest.

Completed Years of Cash Balance Service as of the Last Day of the Plan Year for Which the Pay Credit is Credited	Pay Credit as a Percentage of Compensation for the Plan Year
Fewer than 5	4%
At least 5 but fewer than 10	5%
At least 10 but fewer than 15	6%
At least 15	7%

  Benefits under our New Retirement Plan are paid in a straight life annuity or qualified joint and survivor annuity for unmarried and married participants, respectively, unless the participant has elected another form of annuity payment permitted under our New Retirement Plan or a lump sum payment. In the event of a participant's death while an active employee, a benefit is payable to a participant's beneficiary as a lump sum to the extent the beneficiary is not the participant's spouse and solely with respect to spousal beneficiaries, either a lump sum or an annuity. A participant who has not reached the age of 65, but has completed three years of vesting service may be eligible to receive a monthly retirement benefit under the New Retirement Plan.

(3)
Amounts in this column represent the actuarial present value of the named executive officers' accumulated pension benefits under our Old Retirement Plan, our New Retirement Plan and our Supplemental Benefit and Deferral Plan. Our assumptions with respect to the determination of this value are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2013. For this purpose, we have also assumed retirement at age 65. Additional information with respect to the aggregate change over the past year in the actuarial present value of the named executive officers' accumulated pension benefits under these plans is set forth above under the heading "Summary Compensation Table."

(4)
Messrs. Will, Kelleher, Frost and Barnard are ineligible to participate in our Old Retirement Plan because their employment commenced after our Old Retirement Plan had been closed to new participants on December 31, 2003. Messrs. Will, Kelleher, Frost and Barnard are eligible to participate in the New Retirement Plan under which all domestic employees (including executive officers) became eligible to participate effective as of January 1, 2013, except for those employees who participate in the Old Retirement Plan.

 Nonqualified Deferred Compensation

The following table sets forth certain information concerning nonqualified deferred compensation arrangements under our Supplemental Benefit and Deferral Plan for each of the named executive officers.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
W. Anthony Will	14,100	14,100	37,963	—	224,363
Stephen R. Wilson	50,700	50,700	755,023	—	4,154,399
Dennis P. Kelleher	16,500	16,500	11,240	—	85,099
Bert A. Frost	12,900	12,900	26,302	—	152,806
Philipp P. Koch	11,700	11,700	23,801	—	163,712
Douglas C. Barnard	11,700	11,700	79,327	—	784,960

(1)
Under our Supplemental Benefit and Deferral Plan, each of the named executive officers may elect to defer (i) up to 6% of his base salary in excess of the annual compensation limit under Section 401(a)(17) of the Internal Revenue Code and (ii) up to 100% of his annual incentive payment. Amounts in this column represent the amounts we credited to the accounts of the named executive officers during 2013. There is typically an administrative delay between the time when a participant defers income under the plan and the time when we subsequently credit the participant's account. As a result of this delay, the amounts that we credited to the named executive officers' accounts during 2013 differ slightly from the amounts that the named executive officers deferred during 2013.

(2)
For 2013, for each named executive officer who elects to defer any of his base salary in excess of the annual compensation limit, we match (through further such credits to his deemed account) the portion (up to 6%) of his excess base salary that he elects to defer. Amounts in this column represent the amounts we credited to the accounts of the named executive officers during 2013. These credits are also reported above under the heading "Summary Compensation Table."

(3)
Under our Supplemental Benefit and Deferral Plan, each of the named executive officers makes notional investments of his account balance from time to time in shares of (i) our common stock or (ii) the public mutual funds we offer to our employees as investment alternatives under our 401(k) Plan.

•
In order to make these notional investments, the named executive officer notifies the third-party plan administrator of his selections.

•
The plan administrator then tracks the published total return on the actual securities underlying the named executive officer's notional investments, and we credit or debit the named executive officer's deemed account balance accordingly.

Since all such credits and debits are determined by a third-party plan administrator and set to equal the published total return on notional capital market investments selected in advance by the named executive officers, none of the amounts shown in this column are reported as above-market or preferential earnings on nonqualified deferred compensation in the table set forth above under the heading "Summary Compensation Table."

(4)
In general, deferred amounts are paid out in a lump sum upon the termination of the named executive officer's employment.

 Potential Payments Upon Termination or Change in Control

In addition to the payments and benefits provided to our named executive officers pursuant to their change in control agreements described below, commencing with equity grants made in 2014, employees, including our named executive officers, who retire upon having reached age 60 with at least five years of service at the time of retirement will continue to vest in their stock option awards that were granted at least one year prior to their termination date and will receive a pro-rated number of restricted stock units and performance restricted stock units based on their length of service between the grant date of such award and the executive's retirement date and, with respect to performance restricted stock units, contingent upon the level of attainment of applicable performance goals, provided, that, in each case, the executive has provided us with at least six months' notice prior to such retirement if the executive is subject to the reporting requirements of Section 16 of the Exchange Act. In addition, such eligible retirees will have four years from their retirement date to exercise any vested options.

We have entered into change in control agreements with each of the named executive officers, each of which remains currently in effect other than the agreement with Mr. Wilson, which was effective only up until his retirement on January 1, 2014. As of his retirement effective January 1, 2014, Mr. Wilson is no longer covered under any change in control agreement with the company and, therefore, he is not entitled to any change in control benefits other than any benefits provided under the change in control provisions of our equity plans that govern equity awards generally. In connection with Mr. Will's election to the position of president and chief executive officer effective January 2, 2014, he became subject to a new change in control agreement providing for severance payments and benefits similar to those that had been available to Mr. Wilson under his change in control agreement prior to his retirement. The severance payments and benefits available to Mr. Will under his new change in control agreement are included in the description below.

Under the terms of the change in control agreements, the named executive officer is entitled to receive certain payments and benefits from us upon a qualifying termination, specifically if we terminate his employment without cause (other than by reason of his death or disability) or if he resigns because of good reason, in either case within the period of 24 months following (or in certain cases prior to) a change in control (as such terms are defined in the agreements).

Under the change in control agreements, a named executive officer will be deemed to have good reason if we:

•
fail to pay his specified annual salary or provide certain benefits;

•
assign him duties inconsistent with his current position or substantially and adversely alter his responsibilities;

•
fail to continue any compensation plan that constitutes a material portion of his compensation; or

•
change his primary employment location by more than 35 miles.

Following a qualifying termination, the change in control agreements for each named executive officer (other than Mr. Wilson whose change in control agreement that was in effect prior to his retirement on January 1, 2014, is described below) provide for (i) a lump sum payment to the named executive officer equal to two times (or, three times in the case of Mr. Will) the sum of his base salary and target annual incentive payment; (ii) welfare benefit continuation for a period of two years (or three years, in the case of Mr. Will) and outplacement services for a period of up to two years; and (iii) a pro-rata annual incentive payment for the year of termination, assuming target levels of performance or, if higher, actual year-to-date performance.

In addition, if the named executive officer is otherwise eligible to participate in our Old Retirement Plan (or, in the case of Messrs. Will and Kelleher, our New Retirement Plan), he will receive a cash payment equal to the actuarial value of two additional years (or, three additional years in the case of Mr. Will) of age and service credit under the plan and will be credited with two additional years (or, three additional years in the case of Mr. Will) of age and service credit under our Supplemental Benefit and Deferral Plan. If the named executive officer is not fully vested in his benefits under these plans, he will also receive a cash payment equal to his unvested benefits.

The named executive officer will also receive a cash payment equal to the contributions that we would have made on his behalf for a period of two years (or, three years in the case of Mr. Will) under our 401(k) Plan and the related amounts that we would have credited to his account balance under our Supplemental Benefit and Deferral Plan. If the named executive officer is not fully vested in his benefits under these plans, he will also receive a cash payment equal to his unvested benefits.

The named executive officer will not be obligated to seek other employment in mitigation of the payments and benefits to be provided, and no such other employment will reduce our obligation to make such payments and to provide such benefits to him under the agreements.

The change in control agreements of the named executive officers, other than Messrs. Will and Kelleher, further provide that, if any of the payments to the named executive officer become subject to the "golden parachute" excise tax imposed by Section 4999 of the Internal Revenue Code, the named executive officer will be entitled to receive an additional gross-up payment such that, after payment by him of all taxes, including any excise tax imposed upon the gross-up payment, he will receive the net after-tax benefit that he would have received had the excise tax not been imposed.

Each of the named executive officers will be required to sign a release of claims at the time of the qualifying termination as a condition to receiving any such payments or benefits from us under his change in control agreement.

In addition, upon a change in control (as defined in our Equity and Incentive Plans) the restrictions, limitations, and conditions applicable to outstanding restricted stock, stock options, and other plan-based awards will lapse, any performance goals will be deemed to be fully achieved, and the awards will become fully vested and exercisable, which for the annual incentive payment means payment at target-level performance, pro-rated for the portion of the year the executive officer was employed prior to the change in control, as set forth in the applicable incentive award letter.

As described above, as of his retirement effective January 1, 2014, Mr. Wilson is no longer covered under any change in control agreement with the company and, therefore, he is not entitled to any change in control benefits other than any benefits provided under the change in control provisions of our equity plans that govern equity awards generally. If Mr. Wilson had experienced a qualifying termination (as described below) on December 31, 2013, he would have been entitled to (i) a lump sum payment equal to three times the sum of his base salary and target annual incentive payment; (ii) welfare benefit continuation for a period of three years and outplacement services for a period of up to two years; (iii) a pro-rata annual incentive payment for the year of termination, assuming target levels of performance or, if higher, actual year-to-date performance; (iv) a cash payment equal to the actuarial value of three additional years of age and service credit under our Old Retirement Plan and our Supplemental Benefit and Deferral Plan; and (v) a cash payment equal to the contributions that we would have made on his behalf for a period of three years under our Company 401(k) Plan and the related amounts that we would have credited to his account balance under our Supplemental Benefit and Deferral Plan. Furthermore, if any payments under Mr. Wilson's change in control agreement would have become subject to the "golden parachute" excise tax imposed by Section 4999 of the Internal Revenue Code, he would have been entitled to receive an additional gross-up payment such that after payment by him of all taxes, including any excise tax imposed upon the gross-up payment, he would have received the same net after-tax benefit as if the excise tax had not been imposed.

Assuming a change in control had occurred on December 31, 2013, with a transaction price equal to the closing price for our stock ($233.04 per share) on the NYSE as of such date, each of the named executive officers would have been entitled to receive the following estimated severance benefits upon a qualifying termination of his employment on such date:

Name	Severance Amount(1) ($)	Defined Benefit Pension Plan Enhance- ment(2) ($)	Retirement Savings Plan Enhance- ment(3) ($)	Early Vesting of Restricted Stock(4) ($)	Early Vesting of Stock Options(5) ($)	Other Change in Control Benefits(6) ($)	Estimated Excise Tax Gross Up(7) ($)	Total ($)
W. Anthony Will	1,617,000	—	58,800	1,216,469	635,892	73,616	—	3,601,777
Stephen R. Wilson(8)	7,425,000	—	198,000	6,456,373	3,452,840	91,691	—	17,623,904
Dennis P. Kelleher	1,749,000	—	63,600	1,284,983	753,754	61,711	—	3,913,048
Bert A. Frost	1,551,000	—	56,400	1,216,469	635,893	73,046	—	3,532,808
Philipp P. Koch	1,485,000	274,811	54,000	1,042,854	549,334	39,876	—	3,445,875
Douglas C. Barnard	1,485,000	—	54,000	955,464	506,186	72,958	—	3,073,608

(1)
This amount represents a cash payment to the named executive officer equal to two times (or, in the case of Mr. Wilson, three times) the sum of his base salary and target annual incentive payment.

(2)
This amount represents the present value of two additional years (or, in the case of Mr. Wilson, three additional years) of age and service credit for the named executive officer under our Old Retirement Plan and our Supplemental Benefit and Deferral Plan. As of December 31, 2013, Mr. Wilson had already qualified for the maximum combined annual pension benefit of $400,000 per year, based on the normal form of benefit, under our defined benefit pension plans. Messrs. Will, Kelleher, Frost and Barnard are ineligible for these enhanced defined benefit pension benefits since their employment commenced after our Old Retirement Plan had been closed to new participants on December 31, 2003.

(3)
This amount represents a cash payment to the named executive officer equal to the contributions that we would have made on his behalf for a period of two years (or, in the case of Mr. Wilson, three years), assuming each named executive officer contributed the maximum allowable amount under our 401(k) Plan and the related amounts we would have credited to his account balance under our Supplemental Benefit and Deferral Plan.

(4)
This amount represents the value attributable to the accelerated vesting of outstanding restricted stock awards held by the named executive officer, which is deemed to equal the market value on December 31, 2013 of the restricted stock that would otherwise have been unvested as of such date.

(5)
This amount represents the value attributable to the accelerated vesting of outstanding stock option awards held by the named executive officer, which is deemed to equal, for each stock option that would otherwise have been unvested as of such date, the amount by which (x) the aggregate market value on December 31, 2013 of the underlying stock exceeded (y) the aggregate exercise price of the stock option.

(6)
This amount represents the present value of the continuation of certain welfare benefits for the named executive officer for a period of two years (or, in the case of Mr. Wilson, three years) and the value of outplacement services for the named executive officer for a period of up to two years.

(7)
This amount represents an excise tax gross-up payment for the named executive officer such that, after payment by him of all taxes, including any excise tax imposed upon the gross-up payment, he will receive the net after-tax benefit he would have received had the excise tax not been imposed under Section 4999 of the Internal Revenue Code.

(8)
As of his retirement, effective January 1, 2014, Mr. Wilson is no longer covered under any change in control agreement with the company and, therefore, from and following such date, he is no longer entitled to any change in control benefits other than any benefits provided under the change in control provisions of our equity plans that govern equity awards generally.

 DIRECTOR COMPENSATION

The following table sets forth cash and non-cash compensation with respect to the year ended December 31, 2013 for our non-employee directors. Mr. Wilson received no additional compensation for his service as a director or as the chairman of our Board in the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash(1) ($)	Dividends on Restricted Stock ($)	Stock Awards(2) ($)	Total ($)
Robert C. Arzbaecher	92,850	1,352	119,934	213,211
William Davisson	85,775	1,352	119,934	205,711
Stephen A. Furbacher	99,925	1,352	119,934	220,286
Stephen J. Hagge	85,350	1,352	119,934	205,711
John D. Johnson	84,425	1,352	119,934	205,286
Robert G. Kuhbach	97,025	1,352	119,934	216,961
Edward A. Schmitt	92,425	1,352	119,934	212,786

(1)
Amounts in this column represent fees that our non-employee directors earned during 2013 with respect to their annual cash retainers and meeting fees. Through May 14, 2013, each director received $1,500 for each Board meeting attended in person (or $500 per meeting for participation via conference call) and each Board committee member received $1,500 for each committee meeting attended in person (or $425 per meeting for participation via conference call). Effective as of May 14, 2013, the Board approved a revised annual cash retainer and discontinued the payment of meeting fees. Additional information with respect to the annual cash retainer is set forth below under "Annual Cash Retainer."

(2)
Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 (without taking into account any estimate of forfeitures related to service-based vesting conditions) of the restricted stock awards that we granted to the non-employee directors during 2013 pursuant to our 2009 Equity and Incentive Plan. Our assumptions with respect to the FASB ASC Topic 718 valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2013. Additional information with respect to these restricted stock awards is set forth below under the heading "Annual Restricted Stock Grant."

Annual Cash Retainer

Effective as of May 14, 2013, each non-employee director, with the exception of Mr. Wilson, became entitled to an annual cash retainer of $100,000, payable quarterly. As described above, the payment of meeting fees to non-employee directors has been discontinued. For his service as a director and non-executive chairman, Mr. Wilson will receive compensation in the amount of $360,000 per year, payable quarterly, and will not receive any equity awards. The chairmen of the Board committees and the lead independent director will receive additional annual cash retainers in the following amounts, payable quarterly:

Audit committee chairman	$15,000
Compensation committee chairman	$10,000
Corporate governance and nominating committee chairman	$10,000
Lead independent director	$20,000

If the lead independent director is also the chairman of the corporate governance and nominating committee, he will receive only the lead independent director retainer.

Annual Restricted Stock Grant

Each non-employee director will receive, upon joining the Board, a restricted stock grant with a fair market value of $120,000, rounded to the nearest whole share. Thereafter, each continuing non-employee director, with the exception of Mr. Wilson, will receive an annual restricted stock grant with a fair market value of $120,000, rounded to the nearest whole share, on the date of each annual meeting of the stockholders. Assuming continuing service as a non-employee director, all shares of restricted stock will vest on the earlier of (x) the date of the first annual meeting of the stockholders following the date of grant or (y) the first anniversary of the date of grant. Mr. Wilson's outstanding stock option and restricted stock awards will continue to vest during his continued service as a director.

POLICY REGARDING RELATED PERSON TRANSACTIONS

We recognize that transactions with related persons can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of the company and its stockholders. Accordingly, as a general matter, it is our preference to avoid such transactions.

Nevertheless, we recognize that there are situations where related person transactions may be in, or not inconsistent with, the best interests of the company and its stockholders, including but not limited to situations where we may obtain products or services of a nature, quantity, or quality, or on other terms, that are not readily available from alternative sources, or when we provide products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

In order to deal with the potential conflicts inherent in such transactions, our audit committee has adopted a written policy regarding related person transactions. For the purposes of this policy, a "related person transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest, other than (a) transactions where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; (b) transactions involving services as a bank depositary of funds, transfer agent, registrar, or trustee under a trust indenture, or similar services; (c) transactions in which the interest of the related person derives solely from his or her service as a director of another entity that is a party to the transaction; or (d) transactions in which the interest of the related person derives solely from his or her ownership of less than 10% of the equity interest in another entity (other than a general partnership interest) which is a party to the transaction.

In addition, transactions involving the purchase of products or services (other than personal or professional services) from an entity for which a director of the company or an immediate family member of a director serves as an executive officer shall not be considered to involve a material interest on the part of such director (and therefore shall not be considered related person transactions) if (i) the director did not participate in the decision on the part of the company to enter into such transactions, (ii) the transactions are made in the ordinary course of business and on substantially the same terms as those prevailing at the time for transactions with other unrelated third parties, and (iii) the amount paid in all transactions with any such entity in a twelve-month period is less than the greater of $500,000 or 1% of such entity's consolidated gross revenues for the most recently completed fiscal year for which data is publicly available.

For purposes of the policy, a "related person" means:

•
any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the company or a nominee to become a director of the company;

•
any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•
any immediate family member of any of the foregoing persons; and

•
any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Except as described below with respect to certain commercial transactions in the ordinary course of business, any proposed transaction with a related person shall be consummated or amended only if the following steps are taken:

•
The general counsel will assess whether the proposed transaction is a related person transaction for purposes of this policy.

•
If the general counsel determines that the proposed transaction is a related person transaction, the proposed transaction shall be submitted to the audit committee for consideration at the next committee meeting or, in those instances in which the general counsel, in consultation with the chief executive officer or the chief financial officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the chairman of the audit committee (who has been delegated authority to act between committee meetings).

•
The audit committee, or where submitted to the chairman of the committee, the chairman, shall consider all of the relevant facts and circumstances available to the committee or the chairman, including (if applicable) but not limited to: (i) the benefits to the company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, stockholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

•
The committee (or the chairman) shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of the company and its stockholders, as the committee (or the chairman) determines in good faith.

•
The committee or chairman, as applicable, shall convey the decision to the general counsel, who shall convey the decision to the appropriate persons within the company.

At the audit committee's first meeting of each fiscal year, the committee shall review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the company's contractual obligations, the committee shall determine if it is in the best interests of the company and its stockholders to continue, modify, or terminate the related person transaction. At its first meeting in 2014, the audit committee determined that the company did not engage in any related person transactions in 2013.

No member of the audit committee shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Sales of our products and services to related persons in the ordinary course of business, at prices and on terms consistent with those offered to similarly situated customers in our industry in transactions between unaffiliated parties will generally not be subject to the approval procedures described above; provided, however, that any (i) modification or amendment of a multi-year supply contract or (ii) entry into, modification, or amendment of a similar long-term supply contract with any related person will be subject to the same procedures under this policy as are applicable to any other related person transactions.

PROPOSAL 8: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The audit committee has selected KPMG as the independent registered public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for 2014. KPMG was our independent registered public accounting firm for the year ended December 31, 2013.

KPMG representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2014. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to provide such ratification, the audit committee will reconsider its approval of KPMG as our independent registered public accountants for 2014. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of CF Industries and its stockholders.

Unless otherwise instructed, we will vote all proxies we receive FOR ratifying the selection of KPMG as the company's independent registered public accounting firm for 2014.

The Board unanimously recommends that you vote FOR the proposal to ratify the selection of KPMG as our independent registered public accounting firm for 2014.

 AUDIT AND NON-AUDIT FEES

On behalf of CF Industries and its affiliates, the audit committee retained KPMG to audit our consolidated financial statements for 2013. In addition, the audit committee retained KPMG, as well as other accounting firms, to provide other auditing and advisory services in 2013.

The aggregate fees for professional services provided by KPMG with respect to these various services for 2013 and 2012 were:

	2013	2012
Audit fees(1)	$2,796,500	$2,783,200
Audit-related fees(2)	29,500	40,000
Tax fees	—	—
All other fees	—	—

	$2,826,000	$2,823,300

(1)
Audit fees consisted principally of audit and review work performed on the consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits and review of documents filed with the SEC.

(2)
Audit-related fees were principally for audits of employee benefit plans and, in 2012, a review of the audit programs utilized by the company's internal audit function.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting the compensation of, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the audit committee for approval.

•
Audit services include audit and review work performed on the financial statements and audit work related to internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including statutory audits and review of documents filed with the SEC.

•
Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and consultation regarding financial accounting and reporting standards.

•
Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm's tax personnel, including tax compliance, tax planning, and other tax advice.

•
All other services are those services not captured in the audit, audit-related, or tax categories. The company generally doesn't request such services from the independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee has delegated specific pre-approval authority to the chairman of the audit committee provided that the estimated fee for any such engagement does not exceed $100,000. The chairman of the audit committee must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

AUDITOR INDEPENDENCE

We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of KPMG, our audit committee has restricted the non-audit services that KPMG may provide to us primarily to audit-related services and tax services. The committee also has determined that we will only obtain these non-audit services from KPMG when the services offered by KPMG are more effective or economical than services available from other service providers, and, to the extent possible, only after competitive bidding. It is the committee's goal that the fees we pay KPMG for non-audit services should not exceed the audit fees paid to KPMG.

Our audit committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional, and any other persons having responsibility for providing audit assurance on any aspect of their certification of our financial statements. KPMG partners assigned to our audit rotate at least every five years, in accordance with professional standards.

 AUDIT COMMITTEE REPORT

The audit committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, and the independence and performance of our internal and independent auditors. The audit committee is also responsible for the selection, evaluation, and oversight of our independent auditors. The audit committee is composed of four non-management directors and operates under a written charter adopted by our Board. Each member of the audit committee is independent within the meaning of the rules of the corporate governance standards of the NYSE applicable to audit committee members.

Management is responsible for the financial reporting process, including establishing and maintaining adequate internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. KPMG, our independent auditor, is responsible for auditing the financial statements. The audit committee's responsibility is to monitor and review these processes. The audit committee relies on the accuracy and completeness of the information provided to it and on the representations made by management and KPMG.

During 2013, the audit committee held nine meetings and met in executive session at each of the five meetings that were held in person and at three of the four telephonic meetings. The audit committee also reviewed and discussed with management and KPMG the audited consolidated financial statements of CF Industries for the year ended December 31, 2013. The audit committee also discussed with KPMG the matters required to be discussed by Statement of Auditing Standards No. 16 (Communication with Audit Committees), the standards of the Public Company Accounting Oversight Board, and Rule 2-07 of Regulation S-X of the Securities Act of 1933, as amended. In addition, the audit committee received the written disclosures and the letter from KPMG required by the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence and discussed with KPMG its independence. The audit committee also considered whether the provision of non-audit services by KPMG was compatible with maintaining its independence.

Based on its review and the foregoing meetings, discussions, and reports, and subject to the limitations on its role and responsibilities referred to above and in the audit committee charter, the audit committee recommended to the Board that the audited consolidated financial statements of CF Industries for the year ended December 31, 2013, as audited by KPMG, be included in our Annual Report on Form 10-K for filing with the SEC. The audit committee selected KPMG as our independent auditor for 2014 and recommended to the Board that the Board seek stockholder ratification of the selection of KPMG.

Robert G. Kuhbach (Chairman)
Robert C. Arzbaecher
William Davisson
Stephen J. Hagge

ADDITIONAL INFORMATION

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal at the next annual meeting of stockholders and who wishes the proposal to be included in our proxy statement for that meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement. The proposal must be received no later than                        , 2014 (120 days before                        , 2015, the one year anniversary of the anticipated mailing date of this proxy statement).

Our Bylaws require that written notice of (i) proposals intended to be presented by a stockholder at the next annual meeting, but that are not intended for inclusion in our proxy statement for that meeting pursuant to Rule 14a-8, and (ii) nominees for the election of directors intended to be made by a stockholder at the next annual meeting be delivered to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement no earlier than                        , 2015 and no later than                        , 2015. Such advance notice deadline will also be the deadline for "timely" proposals made in accordance with Rule 14a-4(c) under the Exchange Act. To be in proper written form, such a notice must set forth the information prescribed in our Bylaws. You can obtain a copy of our Bylaws by writing our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement.

Cost of Annual Meeting and Proxy Solicitation

We pay the cost of the Annual Meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, and similar means. None of our directors, officers, and employees will be specially compensated for these activities. We also intend to request that brokers, banks, and other nominees solicit proxies from their principals, and we will reimburse the brokers, banks, and other nominees for certain expenses they incur for such activities.

We have also retained Innisfree M&A Incorporated ("Innisfree") for consulting and solicitation services in connection with the Annual Meeting, for which Innisfree is anticipated to receive a fee of approximately $25,000. We have also agreed to reimburse Innisfree for out-of-pocket expenses and to indemnify Innisfree against certain liabilities and expenses, including legal fees and related charges.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, required to be filed with the SEC, without exhibits, will be furnished without charge to any stockholder of record or beneficial owner of common stock upon written request to our corporate secretary at the address on the Notice of Annual Meeting accompanying this Proxy Statement.

                  , 2014

Appendix A

PROPOSED FORM OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CF INDUSTRIES HOLDINGS, INC.

Explanatory Note

        This proposed form of Second Amended and Restated Certificate of Incorporation of CF Industries Holdings, Inc. gives effect to amendments to the Charter related to Proposals 2, 3 and 4, the elimination of Supermajority Voting Provisions, and Proposal 5, to grant holders of not less than 25% of our outstanding common stock the right to call a special meeting of stockholders. The actual Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware will reflect only those amendments approved by stockholders at the Annual Meeting.

        Prior amendments to the Charter approved in accordance with Delaware law and incorporated into this proposed form of Second Amended and Restated Certificate of Incorporation are not reflected in the blackline.

PROPOSED FORM OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CF INDUSTRIES HOLDINGS, INC.

        Pursuant to Sections ~~241~~242 and 245 of the
Delaware General Corporation Law

        CF Industries Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

          1.     The name of the corporation is CF Industries Holdings, Inc. (the "Corporation"). The Corporation was originally incorporated under the name CF Industries Holdings, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 15, 2005.

          ~~2.     The Corporation has not received payment for any of its stock.~~

          ~~3~~2.   This Second Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the stockholders of the Corporation in accordance with Sections ~~241~~242 and 245 of the DGCL.

          3.     This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

          4.     The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

        The name of the Corporation is CF Industries Holdings, Inc.

ARTICLE II

        The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent is the Corporation Service Company.

ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

        (A)    Authorized Capital Stock.    The total number of shares of stock which the Corporation shall have authority to issue is 550,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of common stock, par value $0.01 per share (the "Common Stock") and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

        (B)    Preferred Stock.    Except as provided in Article IV(C) with respect to Series A Junior Participating Preferred Stock (as hereinafter defined), the Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

        (C)    Series A Junior Participating Preferred Stock.    There is hereby created a series of Preferred Stock, designated Series A Junior Participating Preferred Stock having the terms, rights and privileges set forth in Exhibit A attached hereto.

        (D)    Power to Sell and Purchase Shares.    Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

ARTICLE V

        The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (A)  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (B)  The Board of Directors shall consist of not less than 3 or more than 15 members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

          (C)  The Board of Directors shall be and is divided into three classes designated: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. Notwithstanding the foregoing, (1) at the 2013 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2014 annual meeting of stockholders; (2) at the 2014 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2015 annual meeting of stockholders; and (3) at the 2015 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Pursuant to such procedures, effective as of the 2015 annual meeting of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the DGCL and directors shall no longer be divided into three classes. Prior to the 2015 annual meeting of stockholders, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

          (D)  A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          (E)  Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may only be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may only be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Until the 2015 annual meeting of stockholders, (i) any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class, and (ii) any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, (x) until the 2015 annual meeting of stockholders and in accordance with Section 141(k)(1) of the DGCL, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of ~~at least two-thirds of the voting power of the Corporation's then issued and outstanding capital stock~~a majority of the shares then entitled to vote ~~generally~~ at an election of directors ~~of the Corporation~~ and (y) from and after the 2015 annual meeting of stockholders, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of

  Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

          (F)  In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

ARTICLE VI

        No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

        The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

        The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.

        The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

        Any repeal or modification of this Article VII shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII

        Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

ARTICLE IX

        (A)  Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

        (B)  Unless otherwise required by law, special meetings of stockholders~~, for any purpose or purposes,~~ may be called by (i) the Chairman of the Board of Directors, if there be one, (ii) the President or (iii) the Board of Directors~~. The ability of the stockholders to call~~, and (iv) subject to the provisions of the Corporation's By-Laws, a special meeting of stockholders ~~is hereby specifically denied.~~shall be called by the Secretary of the Corporation upon written request of the holders of record of at least twenty-five percent (25%) of the voting power of all outstanding shares of Common Stock entitled to vote at such meeting, such voting power to be calculated and determined in the manner specified, and with any limitations as may be set forth, in the Corporation's By-Laws. Subject to the rights of the holders of any shares of Preferred Stock, special meetings of stockholders may not be called by any other person or persons. At such special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as were specified in the notice thereof.

ARTICLE X

        In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter, change or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered, changed or repealed by the affirmative vote of the holders of ~~at least two-thirds~~a majority of the voting power of the Corporation's then issued and outstanding capital stock entitled to vote generally at an election of directors of the Corporation.

ARTICLE XI

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's By-Laws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation~~; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least two-thirds of the voting power of the Corporation's then issued and outstanding capital stock entitled to vote generally at an election of directors of the Corporation shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with Articles V, VIII, IX and X of this Amended and Restated Certificate of Incorporation or this Article XI.~~.

        IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this      day of        , 2014.

CF INDUSTRIES HOLDINGS, INC.
By:
Name:	Douglas C. Barnard
Title:	Senior Vice President, General Counsel, and Secretary

Exhibit A

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

        Section 1.    Designation and Amount.    The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 500,000.

        Section 2.    Dividends and Distributions.

        (a)   Subject to the prior and superior rights of the holder of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of May, August, November and February in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after August 10, 2005 (the "Effective Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (b)   The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (c)   Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

        Section 3.    Voting Rights.    The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

        (A)  Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Effective Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B)  Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

        (C)  (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

           (ii)  During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

          (iii)  Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv)  In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

           (v)  Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

        (D)  Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        Section 4.    Certain Restrictions.

        (A)  Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

            (i)  declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

           (ii)  declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

          (iv)  purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B)  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5.    Reacquired Shares.    Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

        Section 6.    Liquidation, Dissolution or Winding Up.    (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $1,000 per share of Series A Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common

Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

        (B)  In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

        (C)  In the event the Corporation shall at any time after the Effective Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 7.    Consolidation, Merger, etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Effective Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 8.    No Redemption.    The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

        Section 9.    Ranking.    The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

        Section 10.    Amendment.    At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Amended and Restated Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

        Section 11.    Fractional Shares.    Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

Appendix B

FORM OF AMENDMENT TO CF INDUSTRIES HOLDINGS, INC. AMENDED AND RESTATED BYLAWS TO GRANT HOLDERS OF NOT LESS THAN 25% OF OUR OUTSTANDING COMMON STOCK THE RIGHT TO CALL A SPECIAL MEETING OF STOCKHOLDERS

Article II, Section 3. Special Meetings.

        Unless otherwise required by law, Special Meetings of Stockholders may be called by (i) the Chairman of the Board of Directors, if there be one, (ii) the President or (iii) the Board of Directors, and (iv) subject to the provisions of this Section 3 and all other applicable sections of the Bylaws, a Special Meeting shall be called by the Secretary of the Corporation upon written request in proper form (a "Special Meeting Request") to the Secretary of one or more record holders of common stock of the Corporation representing at least twenty-five percent (25%) of the voting power of all outstanding shares of common stock which shares are determined to be "Net Long Shares" in accordance with this Section 3 (the "Requisite Percentage"). Subject to the rights of the holders of any shares of preferred stock, Special Meetings of the Stockholders may not be called by any other person or persons.

        For purposes of this Section 3 and for determining the Requisite Percentage, Net Long Shares shall be limited to the number of shares of common stock beneficially owned, directly or indirectly, by any stockholder or beneficial owner that constitute such person's net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provided that (x) for purposes of such definition (i) the date the tender offer is first announced or otherwise made known by the bidder to holders of the security to be acquired shall instead be the date for determining and/or documenting a stockholder's or beneficial owner's Net Long Shares and (ii) the reference to the highest tender price shall refer to the closing sales price of the Corporation's common stock on the New York Stock Exchange (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (iii) the person whose securities are the subject of the offer shall refer to the Corporation and (iv) a "subject security" shall refer to the outstanding common stock of the Corporation; and (y) to the extent not covered by such definition, the net long position of such holder shall be reduced by any shares as to which such person does not, at the time the Special Meeting Request is delivered to the Corporation, have the right to vote or direct the vote at the Special Meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the Requesting Stockholder (as defined below) are acting in concert with the Requesting Stockholder with respect to the calling of the Special Meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute "Net Long Shares" shall be decided by the Board of Directors in its reasonable determination.

        A Special Meeting Request must be delivered to or mailed to the attention of the Secretary at the principal executive offices of the Corporation. To be valid and in proper written form, a Special Meeting Request must be signed and dated by each stockholder of record submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a "Requesting Stockholder"), and include (i) a statement of the specific purpose(s) of the Special Meeting and the matters proposed to be acted on at the Special Meeting, the text of any proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment), the reasons for conducting such business at the Special Meeting, and any material interest in such business of each Requesting Stockholder; (ii) in the case of any director nominations proposed to be presented at the

Special Meeting, the information required by clauses (a)(i) through (a)(vi) of the fourth paragraph of Article II, Section 5 of these Bylaws1 and clauses (b)(i) through (b)(vi) and clause (b)(xi) of the fourth paragraph of Article II, Section 5 of these Bylaws, including with respect to each Requesting Stockholder;2 (iii) in the case of any matter (other than a director nomination) proposed to be conducted at the Special Meeting, the information required by clauses (i) through (vi) and clause (x) of the fourth paragraph of Article II, Section 4 of these Bylaws, including with respect to each Requesting Stockholder;3 (iv) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the Special Meeting to present the proposal(s) or business to be brought before the Special Meeting; (v) a representation as to whether the Requesting Stockholders intend, or are part of a group that intends, to solicit proxies with respect to the proposals or business to be presented at the Special Meeting; (vi) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any decrease in the number of Net Long Shares held by the Requesting Stockholders following the delivery of such Special Meeting Request and prior to the Special Meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request to the extent of such reduction; and (vii) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the stockholder(s) of record submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, each Requesting Stockholder shall promptly provide any other information reasonably requested by the Corporation.

1
Clauses (a)(i) through (a)(vi) of the fourth paragraph of Article II, Section 5 of the Bylaws, require, with respect to each person whom the stockholder proposes to nominate for election as a director:(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iv) the nominee holder for, and number of, any shares owned beneficially but not of record by such person, (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation and (vi) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

2
Clauses (b)(i) through (b)(vi) and clause (b)(xi) of the fourth paragraph of Article II, Section 5 of the Bylaws, require, with respect to each Requesting Stockholder: (i) the name and address of such person, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iii) the nominee holder for, and number of, any shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation,

  (v) a description of all agreements, arrangements or understandings between or among such persons or any other person (including their names) pursuant to which the nominations are to be made by the stockholder, (vi) a description of any material interest of such person in such nominations, including any anticipated benefit to such person therefrom and (xi) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

3
Clauses (i) through (vi) and clause (x) of the fourth paragraph of Article II, Section 4 of the Bylaws, require, with respect to each Requesting Stockholder: (i) the name and address of such person, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iii) the nominee holder for, and number of, any shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (v) a description of all agreements, arrangements or understandings between or among such persons or any other person (including their names) in connection with the proposal of such business by such stockholder, (vi) a description of any material interest of such person in such business and (x) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

        The Corporation will provide the Requesting Stockholders with notice of the record date for the determination of stockholders entitled to vote at the Special Meeting or otherwise publicly disclose such date. Each Requesting Stockholder is required to update the notice delivered pursuant to this Section 3 not later than ten (10) business days after such record date to provide any material changes in the foregoing information as of such record date and, with respect to the information required under clause (vii) of the previous paragraph, also as of a date not more than five (5) business days before the scheduled date of the Special Meeting as to which the Special Meeting Request relates.

        In determining whether a Special Meeting has been requested by stockholders holding in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the Special Meeting and substantially the same matters proposed to be acted on at the Special Meeting (in each case as determined in good faith by the Board of Directors), and (ii) such Special Meeting Requests have been delivered to the Secretary of the Corporation within sixty (60) days of the earliest dated Special Meeting Request.

        A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (i) the Special Meeting Request does not comply with this Section 3; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting; (iv) an identical or substantially similar item (as determined in good faith by the Board of Directors, a "Similar Item"), other than the election or removal of director(s), was presented at an annual or Special Meeting held not more than twelve (12) months before the Special Meeting Request is delivered; (v) the Special Meeting Request relates to the election or removal of director(s) and the election or removal of director(s) was presented at an Annual Meeting of Stockholders or Special Meeting held not more than ninety (90) days before the Special Meeting Request is delivered; (vi) a Similar Item, including the election or removal of director(s), is included in the Corporation's notice of meeting as an item of business to be brought before an Annual Meeting of Stockholders or Special Meeting that has been called but not yet held or that is called for a date within one-hundred and twenty (120) days of the receipt by the Corporation of a Special Meeting Request; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 3 have been satisfied and such determination shall be binding on the Corporation and its stockholders.

        Except as otherwise provided in this Article II, Section 3, a Special Meeting held following a Special Meeting Request shall be held at such time and place, either within or without the State of Delaware, as may be fixed by the Board of Directors.

        A Requesting Stockholder may revoke a Special Meeting Request by written revocation delivered to Secretary at the principal executive offices of the Corporation at any time prior to the Special Meeting. If, following such revocation (or deemed revocation pursuant to clause (vi) of the third paragraph of this Section 3), there are unrevoked requests from Requesting Stockholders holding, in the aggregate, less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the Special Meeting.

        If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at the Special Meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

        Business transacted at any Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request for such Special Meeting and (ii) any additional matters the Board of Directors determines to submit to the stockholders at such Special Meeting. The chairman of a Special Meeting shall determine all matters relating to the conduct of the Special Meeting, including, without limitation, determining whether to adjourn the Special Meeting and whether any nomination or other item of business has been properly brought before the Special Meeting in accordance with these Bylaws. If the chairman of a Special Meeting determines that business was not properly brought before the Special Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Appendix C

CF INDUSTRIES HOLDINGS, INC.
2014 EQUITY AND INCENTIVE PLAN

        1.    Purpose; Types of Awards; Construction.

        The purposes of the CF INDUSTRIES HOLDINGS, INC. 2014 Equity and Incentive Plan (the "Plan") are to promote the interests of the Company and its Subsidiaries and the stockholders of the Company by providing officers, employees, consultants and independent contractors (including non-employee directors) of the Company and its Subsidiaries with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its Subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. The Plan provides for the grant of options (including "incentive stock options" and "nonqualified stock options"), stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements.

        2.    Definitions.

        For purposes of the Plan, the following terms shall be defined as set forth below:

          (a)   "Annual Incentive Program" means the program described in Section 6(c) hereof.

          (b)   "Award" means any Option, SAR, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

          (c)   "Award Agreement" means any written agreement, contract, notice or other instrument or document evidencing an Award.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   A "Change in Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

              (i)  any Person is or becomes the Beneficial Owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

             (ii)  the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date this Plan is approved by the Company's stockholders, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

            (iii)  there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

            (iv)  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for a sale or disposition by the Company of all or substantially all of the Company's assets, other than (a) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (b) a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

  Notwithstanding the foregoing or anything to the contrary herein, (i) a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) to the extent required to avoid the imposition of accelerated taxation and/or tax penalties under Section 409A of the Code, no Change in Control shall be deemed to occur unless such event constitutes a change in control event (as determined in accordance with Section 409A of the Code).

          (f)    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (g)   "Committee" shall mean, at the discretion of the Board, a Committee of the Board, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board, is an "outside director" within the meaning of Section 162(m) of the Code and a "nonemployee director" within the meaning of Rule 16b-3.

          (h)   "Company" means CF INDUSTRIES HOLDINGS, INC., a corporation organized under the laws of the State of Delaware, or any successor corporation.

          (i)    "Consultant" means any person who is engaged by the Company or a Subsidiary to render consulting or advisory services and is compensated for such services.

          (j)    "Continuous Service" means that the Grantee's service with the Company or a Subsidiary, whether as an employee, consultant or independent contractor (including non-employee directors) is not interrupted or terminated. A change in the capacity in which the Grantee renders service to the Company or a Subsidiary as an employee, director, consultant or independent contractor, provided that there is no interruption or termination of the Grantee's services with the Company or a Subsidiary in any of the foregoing capacities, shall not terminate a Grantee's Continuous Service.

          (k)   "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

          (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

          (m)  "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing reported sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the relevant date (or, if there is no such closing sales price reported on the relevant date, then on the first day thereafter on which a closing sales price is reported), or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing reported bid and asked prices for the shares of Stock in such over-the-counter market for the relevant date (or, if there are no such closing bid and asked prices reported on the relevant date, then on the first day thereafter on which closing bid and asked prices are reported), or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

          (n)   "Grantee" means an employee, consultant or independent contractor (including non-employee director) of the Company or any Subsidiary of the Company that has been granted an Award under the Plan.

          (o)   "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

          (p)   "Long Term Incentive Program" means the program described in Section 6(b) hereof.

          (q)   "NQSO" means any Option that is not designated as an ISO.

          (r)   "Option" means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

          (s)   "Other Cash-Based Award" means cash awarded under the Annual Incentive Program or the Long Term Incentive Program, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

          (t)    "Other Stock-Based Award" means a right or other interest granted to a Grantee under the Annual Incentive Program or the Long Term Incentive Program that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

          (u)   "Performance Goals" means performance goals based on the attainment by the Company or any Subsidiary of the Company (or any division or business unit of such entity) of performance goals pre-established by the Committee, based on one or more of the following criteria (as determined in accordance with generally accepted accounting principles): (1) return on total stockholder equity; (2) earnings per share of Company Stock; (3) net income (before or after taxes); (4) earnings before any or all of interest, taxes, minority interest, depreciation and amortization; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) cost management goals; (9) budget comparisons; (10) implementation or completion of critical projects or processes; (11) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions; (12) cost per ton of material; (13) cash flow return on average gross capital employed; (14) specified strategic objectives; (15) economic value created; (16) objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology or budget comparisons; (17) total shareholder return and (18) any combination of, or a specified increase, decrease or change in, any of the foregoing. The performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval) or applicable to an Award not intended to constitute performance-based compensation for purposes of Section 162(m), the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria. Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

          (v)   "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any Subsidiary Corporation, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary Corporation, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (w)  "Plan" means this CF INDUSTRIES HOLDINGS, INC. 2014 Equity and Incentive Plan, as amended from time to time.

          (x)   "Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

          (y)   "Restricted Stock Unit" means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

          (z)   "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

          (aa) "Securities Act" means the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

          (bb) "Stock" means shares of the common stock, par value $0.01 per share, of the Company.

          (cc) "Stock Appreciation Right" or "SAR" means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

          (dd) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (ee) "Total Authorized Shares" shall have the meaning set forth in Section 5 of the Plan.

        3.    Administration.

        The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals (if applicable, no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies); and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing (but without limiting the authority of the Committee under Section 3 hereof), neither the Board, the Committee nor their respective delegates shall have the authority to re-price (or cancel and re-grant) any Option, SAR or, if applicable, other Award at a lower exercise, base or purchase price; to cancel any such Award in exchange for cash; or to exchange any Option or SAR that has been granted to a Grantee for an Award other than an Option or SAR, in each case without first obtaining the approval of the Company's stockholders.

        All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan, provided that the Committee shall not delegate its authority to grant, and determine the terms of, Awards granted to any Covered Employee. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Subsidiary of the Company, or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

        No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

        4.    Eligibility.

        Awards may be granted to executive officers and other key employees, consultants and independent contractors (including non-employee directors) of the Company or its Subsidiaries, including officers and directors who are employees, and to key consultants to the Company or its Subsidiaries. In determining the persons to whom Awards shall be granted and the number of Shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

        5.    Stock Subject to the Plan.

        The maximum number of shares of Stock reserved for the grant of Awards under the Plan ("Total Authorized Shares") shall be the sum of (i) 2,789,725 and (ii) the number of shares subject to outstanding awards under the CF Industries Holdings, Inc. 2005 Equity and Incentive Plan and the CF Industries Holdings, Inc. 2009 Equity and Incentive Plan (the "2009 Plan") as of the date this Plan is approved by the Company's shareholders, but only to the extent such awards terminate or expire on or after such date without the delivery of shares, in each case subject to adjustment as provided herein. For purposes of determining the number of shares Stock available for grant under the Plan, each share of Stock subject to or issued in respect of an Option or a Stock Appreciation Right shall be counted against the Total Authorized Shares as one (1) share. Each share of Stock subject to or issued in respect of an Award other than an Option or Stock Appreciation Right shall be counted against the Total Authorized Shares as 1.61 shares. Subject to adjustment as provided herein, Awards of Option and Stock Appreciation Rights covering no more than 1,000,000 of the Total Authorized Shares may be awarded under the Plan to any individual in a single calendar year. Determinations made in respect of the limitation set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Total Authorized Shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Subject to the following sentence, if any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that to the extent an Award counted as one share is returned to the Plan, the Total Authorized Shares will be credited with one share and, to the extent that shares of stock subject to an Award that counted as 1.61 shares is returned to the Plan, the Total Authorized Shares will be credited with 1.61 shares. The following shares shall not be available for future grant: (i) shares tendered or withheld in payment of the exercise price of an Option and (ii) shares withheld by the Company or otherwise received by the Company to satisfy tax withholding obligations. In addition, the Total Authorized Shares shall not be increased by any shares of Common Stock repurchased by the Company with Option proceeds. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and such number of shares shall no longer be available for Awards under the Plan. All shares of Stock covered by a Stock Appreciation Right shall be counted against the Total Authorized Shares.

        In the event of a dividend (other than a normal cash dividend) or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, or share exchange, or other similar corporate transaction or event which affects the Stock, the Committee shall appropriately adjust the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with new Awards and shall also adjust, in each case, in order to prevent dilution or enlargement of the rights of Grantees under the Plan, (i) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (ii) the exercise price, grant price, or purchase price relating to any outstanding Award, provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iii) if applicable and to the extent the Committee determines to be appropriate, the Performance Goals applicable to outstanding Awards. The Committee shall have the authority to determine the specific adjustments that shall be made in each case in order to achieve the objectives stated in the preceding sentence. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

        6.    Specific Terms of Awards.

          (a)    General.    The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, which may include, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (consistent with Section 8(c)). The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

          (b)    Long Term Incentive Program.    Under the Long Term Incentive Program, the Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon the attainment of Performance Goals. Each Award granted under the Long Term Incentive Program shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

            (i)    Options.    The Committee is authorized to grant Options to Grantees on the following terms and conditions:

              (A)    Type of Award.    The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

              (B)    Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee (subject to such conditions as may be imposed by the Committee), through a "broker cashless exercise" procedure approved by the Committee, a combination of the above, or any other method approved the Committee, in any case in an amount having a combined value equal to such exercise price.

              (C)    Term and Exercisability of Options.    Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by such procedures as the Committee may adopt or authorize.

              (D)    Termination of Employment, etc.    An Option may not be exercised unless the Grantee is then a director of, in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary of the Company, and unless the Grantee remains in Continuous Service, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

              (E)    Dividends.    No dividend or dividend equivalents shall be payable in respect of outstanding Options. A Grantee shall have no rights to dividends, dividend equivalents or any other rights of a stockholder with respect to the shares of Stock subject to an Option until the Grantee has given written notice of the exercise thereof, has paid in full for such shares and has satisfied the requirements of Section 6(b)(i)(B) and 8(c) hereof, and the shares are delivered to the Grantee.

              (F)    Other Provisions.    Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

            (ii)    SARs.    The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

              (A)    In General.    SARs may be granted independently or in tandem with an Option. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. A SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of a SAR may be made in cash, Stock, or property as specified in the Award Agreement or determined by the Committee. The maximum term of any SAR shall be ten years from the date of grant.

              (B)    SARs.    A SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine, which shall not be less than the Fair Market Value of one share of Stock on the date of grant).

              (C)    Dividends.    No dividend or dividend equivalents shall be payable in respect of outstanding SARS. A Grantee shall have no rights to dividends, dividend equivalents or any other rights of a stockholder with respect to the shares of Stock subject to a SAR until the Grantee has given written notice of the exercise thereof, has satisfied the requirements of Section 8(c) hereof, and payment for such exercised SARs has been delivered to the Grantee.

            (iii)    Restricted Stock.    The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

              (A)    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that lapse, in whole or in part, upon the attainment of Performance Goals.

              (B)    Forfeiture.    Upon termination of employment with or service to the Company or any Subsidiary of the Company, during the applicable restriction period, Restricted Stock shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes.

              (C)    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

              (D)    Dividends.    Dividends paid on Restricted Stock shall, at the discretion of the Committee, be paid at the dividend payment date either in cash or in shares of Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or a stock dividend, Stock distributed in connection with a special dividend, and any property other than Stock or cash distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed. Notwithstanding the foregoing, dividends with respect to performance-based Restricted Stock for which the applicable performance period has not yet concluded will be accrued during the applicable performance period and will not be paid unless and until the Restricted Stock becomes earned based on the achievement of the performance goals applicable to such Restricted Stock.

            (iv)    Restricted Stock Units.    The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

              (A)    Award and Restrictions.    Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral or vesting period specified for Restricted Stock Units by the Committee. The Committee may place restrictions on Restricted Stock Units that lapse, in whole or in part, upon the attainment of Performance Goals.

              (B)    Dividend Equivalents.    The Committee may authorize the payment of dividend equivalents with respect to Restricted Stock Units. Dividend equivalents paid on Restricted Stock Units shall, at the discretion of the Committee, be paid at the dividend payment date either in cash or in shares of Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or a stock dividend, Stock distributed in connection with a special dividend, and any property other than Stock or cash distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Units with respect to which such Stock or other property has been distributed. Notwithstanding the foregoing, dividend equivalents with respect to performance-based Restricted Stock Units for which the applicable performance period has not yet concluded will be accrued during the applicable performance period and will not be paid unless and until the Restricted Stock Units become earned based on the achievement of performance goals applicable to such Restricted Stock Units.

              (C)    Forfeiture.    Upon termination of employment with or service to the Company or any Subsidiary of the Company, during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes.

            (v)    Other Stock- or Cash-Based Awards.    The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon Performance Goals, so long as such goals relate to periods of performance in excess of one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. The maximum value of the aggregate payment that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(v) in respect of any annual performance period is $3,000,000 and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code (if such Awards are intended to be performance-based compensation for purposes of Section 162(m)).

          (c)    Annual Incentive Program.    The Committee is authorized to grant Awards to Grantees pursuant to the Annual Incentive Program, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. The maximum value of the aggregate payment that any Grantee may receive under the Annual Incentive Program in respect of any calendar year is $3,000,000. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained (if such Award is intended to be performance-based compensation for purposes of Section 162(m). The Committee may establish such other rules applicable to the Annual Incentive Program to the extent not inconsistent with Section 162(m) of the Code (if such Awards are intended to be performance-based compensation for purposes of Section 162(m)).

        7.    Change in Control Provisions.

        Unless otherwise determined by the Committee and evidenced in an Award Agreement, in the event of a Change of Control:

          (a)   any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable; and

          (b)   the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested to the extent not then vested, and any shares underlying such Awards shall be delivered, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved. Fully achieved is defined as the higher of target or actual performance to-date.

        8.    General Provisions.

          (a)    Nontransferability.    Unless otherwise determined by the Committee, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. No Award may transferred for value prior to the vesting, exercise or delivery of Stock with respect to such Award, as the case may be.

          (b)    No Right to Continued Employment, etc.    Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment or independent contractor relationship.

          (c)    Taxes.    The Company or any Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee shall or may satisfy such obligation (in whole or in part) by electing to have withheld a portion of the shares of Stock otherwise to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld. All Awards made under the Plan are intended to be exempt from, or to comply with, the requirements of Section 409A of the Code and any regulations or guidance promulgated thereunder and the Plan and such Awards shall be interpreted in a manner consistent with such interpretation.

          (d)   Stockholder Approval; Amendment and Termination.

              (i)  The Plan shall take effect upon its approval by the Company's shareholders. Upon such approval, no further grants shall be made under the 2009 Plan. Awards outstanding under the 2009 Plan as of such date shall continue to be outstanding in accordance with their terms and the terms of the 2009 Plan.

             (ii)  The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Without limiting the generality of the foregoing, stockholder approval shall be required for any amendment to the Plan which (a) increases the maximum number of shares of Stock available under the Plan, (b) changes the conditions for eligibility to participate in the Plan, (c) otherwise materially increases the benefits accruing to Plan participants, (d) permits the Committee to waive vesting requirements (other than in connection with a Change in Control or a change in the participant's employment or service relationship) or (e) amends the provisions of this Section 8(d)(ii). Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted under the Plan. Prior to the occurrence of a Change in Control, the Committee may expand, reduce or otherwise change any and all opportunities, Awards, and any and all financial factors, or financial measures used in outstanding Awards under the Annual Incentive Program for any reason at any time before, during or after the calendar year to which an Award relates. All changes described in this paragraph are at the sole discretion of the Board and/or the Committee, may be made at any time, and may have a retroactive effective date.

          (e)    Clawback Policy.    Any Award granted under this Plan is subject to any applicable recoupment or "clawback" policies of the Company, as amended from time to time, or as may be set forth in an Award Agreement.

          (f)    Expiration of Plan.    Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the date the Plan is approved by the Company's shareholders. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted.

          (g)    Deferrals.    The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan, consistent with the requirements of Section 409A of the Code.

          (h)    No Rights to Awards; No Stockholder Rights.    No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares or the issuance of shares to him in book-entry form.

          (i)    Unfunded Status of Awards.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

          (j)    No Fractional Shares.    No fractional shares of Stock shall be required to be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (k)   Regulations and Other Approvals.

              (i)  The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

             (ii)  Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

            (iii)  In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

            (iv)  The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or "lock-up" agreement in such form as the Committee shall determine is necessary or desirable to further the Company's interests.

          (l)    Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717 1 1 1 OF 2 SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K 1 OF 2 PAGE 000000000000 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 . CONTROL # SHARES x Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. CF INDUSTRIES HOLDINGS, INC. M70613-P49917-Z62694 CF INDUSTRIES HOLDINGS, INC. 4 PARKWAY NORTH, SUITE 400 DEERFIELD, IL 60015-2590 2. Approval of an amendment to CF Industries Holdings, Inc.'s Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions from Article V (removal of directors). 4. Approval of an amendment to CF Industries Holdings, Inc.'s Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions from Article XI (certain amendments to Certificate of Incorporation). 3. Approval of an amendment to CF Industries Holdings, Inc.'s Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions from Article X (amendment of bylaws). For address changes/comments, mark here (see reverse for instructions). 5. Approval of an amendment to CF Industries Holdings, Inc.'s Amended and Restated Certificate of Incorporation to grant holders of not less than 25% of our outstanding common stock the right to call a special meeting of stockholders. 8. Ratification of the selection of KPMG LLP as CF Industries Holdings, Inc.'s independent registered public accounting firm for 2014. 6. Approval of an advisory resolution regarding the compensation of CF Industries Holdings, Inc.'s named executive officers. 7. Approval of CF Industries Holdings, Inc.'s 2014 Equity and Incentive Plan. 1a. Robert C. Arzbaecher 1b. William Davisson 1c. Stephen J. Hagge 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. JOB # The Board of Directors recommends you vote FOR the following nominees and FOR proposals 2 through 8: ! ! ! ! ! ! ! ! ! For Against Abstain ! For Against Abstain ! ! ! 1d. Robert G. Kuhbach 1e. Edward A. Schmitt ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! NOTE: The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting. ! ! ! ! ! ! PRELIMINARY COPIES – SUBJECT TO COMPLETION

Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) CF INDUSTRIES HOLDINGS, INC. Annual Meeting of Stockholders May 14, 2014 10:00 A.M. This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints Douglas C. Barnard and Dennis P. Kelleher and, each of them, as proxies, each with the power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this proxy card all the shares of common stock of CF Industries Holdings, Inc. registered in the name of the undersigned, as of March 24, 2014, at the Annual Meeting of Stockholders of CF Industries Holdings, Inc. to be held May 14, 2014, at 10:00 A.M. CDT adjacent to CF Industries' Corporate Headquarters at 3 Parkway North, Suite 400, Deerfield, Illinois 60015, and any and all adjournments or postponements of that meeting. Receipt of the Notice of 2014 Annual Meeting and Proxy Statement is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees listed in Item 1 and FOR Items 2 through 8. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com. Continued and to be signed on reverse side M70614-P49917-Z62694 PRELIMINARY COPIES – SUBJECT TO COMPLETION